SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
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EnergySouth, Inc.
(Name of Registrant as Specified In Its Charter)
EnergySouth, Inc. [Board of Directors]
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PROXY STATEMENT
PROXY AND SOLICITATION
VOTING SECURITIES
PROPOSAL 1
INFORMATION REGARDING THE BOARD OF DIRECTORS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN LAST FISCAL YEAR
EQUITY COMPENSATION PLAN INFORMATION
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
COMPENSATION COMMITTEE REPORT
AUDIT COMMITTEE REPORT
PROPOSAL 2
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE REINCORPORATION PROPOSAL
RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS
ENERGYSOUTH, INC. STOCK PERFORMANCE GRAPH
STOCKHOLDER PROPOSALS
OTHER PROPOSALS

ENERGYSOUTH, INC.
2828 Dauphin Street
Mobile, Alabama 36606
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JANUARY 26, 2007
To the Holders of Common Stock of
     ENERGYSOUTH, INC.:
NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of EnergySouth, Inc., an Alabama corporation (“EnergySouth” or the “Company”), will be held in the Auditorium at the principal office of the Company, 2828 Dauphin Street, Mobile, Alabama, on Friday, January 26, 2007, at 10:00 o’clock a.m., Central Standard Time, for the purpose of:
1.	Electing three Directors of the Company to serve for terms expiring at the 2010 Annual Meeting of Stockholders and until their successors shall be duly elected and qualified.

2.	Considering and acting upon a proposal to change the state of incorporation of the Company from Alabama to Delaware by merging the Company into a wholly-owned subsidiary incorporated in Delaware.

3.	Considering and acting upon such other and further business as may properly come before the meeting or any and all adjournments thereof.
The Board of Directors has fixed the close of business on December 1, 2006 as the record date for the determination of holders of the common stock of the Company entitled to notice of and to vote at the Annual Meeting. Accordingly, only holders of record of Company common stock at the close of business on December 1, 2006 will be entitled to vote at the meeting.

By Order of the Board of Directors,
G. EDGAR DOWNING, JR.
Secretary
Mobile, Alabama
December 19, 2006
IMPORTANT: Even if you plan to be present at the meeting, you are urged to sign, date and promptly return the enclosed proxy, no matter how small your holdings, in order that the presence of a quorum may be assured. No postage is required on the enclosed proxy if mailed within the United States. If your shares are held by a broker, bank or nominee, it is important that you give them your voting instructions.

ENERGYSOUTH, INC.
PROXY STATEMENT
This Proxy Statement is furnished to the stockholders of EnergySouth, Inc. (the “Company”) in connection with the solicitation of the enclosed proxy for use at the Annual Meeting of Stockholders of the Company to be held on Friday, January 26, 2007, or any adjournment or adjournments thereof. This Proxy Statement, the accompanying form of Proxy and Notice of Annual Meeting of Stockholders, and the Company’s Annual Report to Stockholders for the fiscal year ended September 30, 2006 are first being mailed to stockholders on or about December 19, 2006.
PROXY AND SOLICITATION
The accompanying proxy is solicited on behalf of EnergySouth, Inc. for use at the Annual Meeting of the Stockholders of the Company to be held in the Auditorium at the principal office of the Company, 2828 Dauphin Street, Mobile, Alabama, on Friday, January 26, 2007, at 10:00 o’clock a.m., Central Standard Time, and at any and all adjournments thereof, for the purposes set forth in the notice of the meeting annexed hereto and incorporated herein by this reference.
All costs and expenses of soliciting proxies will be borne by the Company. The Company’s costs of solicitation will include reimbursement of brokers and other persons for their expenses in sending proxy materials to their principals and obtaining their proxies. In addition, the Company has retained Morrow & Co., Inc. to aid in the solicitation of proxies at an anticipated cost, including fees and reimbursement for out-of-pocket expenses incurred by that firm on behalf of the Company, of approximately $18,000.
Stockholders who execute proxies retain the right to revoke them at any time before they are voted by delivery of a written revocation to the Secretary of the Company. A proxy when executed and not so revoked will be voted in accordance therewith.
VOTING SECURITIES
As of December 1, 2006, the record date for determination of stockholders entitled to vote at the Annual Meeting, there were 7,955,227 shares of common stock, $.01 par value per share (“Common Stock”), of the Company outstanding, with each share entitled to one vote. A majority in number of votes, present in person or by proxy, constitutes a quorum for the transaction of business.

PROPOSAL 1
ELECTION OF DIRECTORS
The Articles of Incorporation of the Company provide that the number of Directors shall be not less than nine nor more than twelve, as determined from time to time by the Board of Directors. The Board increased the number of Directors from eleven to twelve upon the election of C.S. “Dean” Liollio to the Board in connection with his appointment, effective August 1, 2006, as President and Chief Executive Officer of the Company. The Board has determined upon the recommendation of the Governance and Nominating Committee to nominate Mr. Liollio, Mr. Robert H. Rouse and Mr. J.D. Woodward for election at the 2007 Annual Meeting of Stockholders, to serve as directors until the 2010 Annual Meeting. Mr. Gaylord C. Lyon, who was elected at the 2005 Annual Meeting for a term expiring at the 2008 Annual Meeting, will retire at the 2007 Annual Meeting in accordance with the mandatory retirement age provisions for directors as specified in the Company’s Articles of Incorporation. Messrs. Walter L. Hovell and G. Montgomery Mitchell, whose terms will expire at the 2007 Annual Meeting, will not stand for reelection due to such mandatory retirement provisions, and Mr. John S. Davis will also retire from the Board at the 2007 Annual Meeting. As permitted by the Bylaws of the Corporation, instead of seeking replacement nominees for each of the retiring directors, the Board has determined to nominate one new director, and to reduce the total number of directors from twelve to nine. The Articles of Incorporation provide that the Board of Directors shall be divided into three classes, with each class serving three-year terms which end in successive years. In general, as close to one-third of the Board of Directors as is practicable is elected each year. The Articles of Incorporation of the Company do not provide for cumulative voting in the election of Directors.
Unless authority is withheld on a proxy, shares represented by the proxies received by the Company will be voted for the election as Directors of the three nominees listed below. Each nominee is to be elected to serve until the Annual Meeting of Stockholders in 2010 and until his successor has been duly elected and qualified. Messrs. Liollio and Rouse are current directors and Mr. Woodward is a first-time nominee to serve as a director. Proxies cannot be voted for more than three persons. Should any nominee be unable or unwilling to accept election, which the Company has no reason to believe will be the case, the proxy will be voted for a substitute nominee or nominees designated by the Company.
The vote of a majority of the shares of Common Stock cast by the shares entitled to vote is required for the election of directors under Proposal 1. Votes withheld in connection with the election of one or more of the nominees for director will not be counted as votes cast for or against such individuals. All abstentions and broker non-votes will be counted towards the establishment of a quorum.
The following information is a brief account of the business experience of each nominee and director during the past five years, and of Common Stock beneficially owned by each nominee and director as of December 1, 2006, based on information received from the respective nominees and directors.

	First		No. of Shares
Name, Age, Principal Occupation During Past	Became		Beneficially		Percent
Five Years, and Percent Other Directorships of Class	a Director(1)		Owned (2)		of Class
Nominees to Serve until Annual Meeting of Stockholders in 2010:

C.S. “DEAN” LIOLLIO, 48, has served as President and Chief Executive Officer of the Company and of Mobile Gas Service Corporation since August 2006. He served as Division President and Chief Operating Officer, Southern Gas Operations, of Centerpoint Energy from 2005 to August 2006, and served as President and Chief Operating Officer of Centerpoint’s Entex and Arkla natural gas distribution units from 2000 to 2005.	August 2006		1,000		*

J.D. WOODWARD, 57, retired as Senior Vice President of Non-Utility Operations of Atmos Energy Corporation on April 1, 2006, having served in that capacity since April 1, 2001. J.D. Woodward is the owner and CEO of Woodward Apple Springs, LLC, a natural gas gathering company, and Woodward Development, Inc., a property management company.	2007	(1)	1,000		*

ROBERT H. ROUSE, 51, is a member of Helmsing, Leach, Herlong, Newman & Rouse, P.C., Mobile, Alabama, a law firm. He serves as a member of the Advisory Board of Whitney National Bank (Mobile).(6)(11)(14)	2001		1,762	(19)	*

Directors to Serve until Annual Meeting of Stockholders in 2009:

JOHN C. HOPE, III, 57, became Executive Vice President of Whitney National Bank, in January of 1998. He serves as non-executive Chairman of the Board of the Company. He serves as a member of the Board of Directors of Infirmary Health Systems, Inc., Mobile, Alabama. (3)(4)(8)(14)	1993		12,933	(15)	*

JUDY A. MARSTON, 63, is the owner of Judy Marston & Associates, Mobile, Alabama, a business consulting firm. (8) (10) (12)	2000		1,050		*

S. FELTON MITCHELL, JR., 62, is President of S. Felton Mitchell, Jr., P.C., Mobile, Alabama, a law practice, and sole proprietor of S. Felton Mitchell, Jr., CPA, Mobile, Alabama, an accounting practice. He is President of The Vibroplex® Co., Inc., Mobile, Alabama, a manufacturer of amateur radio equipment. (5)(12)	1993		16,049	(16)	*

THOMAS B. VAN ANTWERP, 56, served as President of Legal Professional Staffing, Inc., Atlanta, Georgia, from July of 1997 until June of 2004. He became Executive Director, Providence Hospital Foundation, Mobile, Alabama in June of 2004. He serves as a member of the Board of Directors of Merchants & Marine Bank, Pascagoula, Mississippi.(4)(7)(14)	1993		581,118	(17)	7.3%

Name, Age,
Principal Occupation	First	No. of Shares
During Past Five Years, and	Became	Beneficially		Percent
Other Directorships	a Director (1)	Owned (2)		of Class
Directors to Serve until Annual Meeting of Stockholders in 2008:

WALTER A. BELL, 63, became Commissioner of Insurance of the State of Alabama in January of 2003 and serves as President of the National Association of Insurance Commissioners and as Vice Chairman of Gulf Federal Bank. He retired in December of 2002 as Vice President, Corporate Diversity and Diversity Marketing, of the MONY Group, New York, New York, a financial services company, having served in that capacity since 1999. He served as National Director, Emerging Markets, of the MONY Group from 1995 to 1999.(8)(10)	2001	15,693	(18)	*

HARRIS V. MORRISSETTE, 47, is CEO of Marshall Biscuit Co., Inc., Mobile, Alabama and Chairman of Azalea Aviation, Inc., Mobile, Alabama. He serves as a member of the Board of Directors of BancTrust Financial Group, Inc., Mobile, Alabama, and as a Director of Williamsburg Investment Trust, Cincinnati, Ohio. (6)(13)	2000	10,000		*

*	Less than one percent.

(1)	Each director has served continuously since the dates indicated; Mr. Woodward is a first-time nominee to become a director beginning in 2007.

(2)	Except as noted, the indicated owners have sole voting and dispositive power with respect to shares beneficially owned.

(3)	Chairman of the Board.

(4)	Member of Executive Committee.

(5)	Chairman of Audit Committee.

(6)	Member of Audit Committee.

(7)	Chairman of Compensation Committee.

(8)	Member of Compensation Committee.

(9)	Chairman of Risk Management Committee.

(10)	Member of Risk Management Committee.

(11)	Chairman of Retirement Committee.

(12)	Member of Retirement Committee.

(13)	Chairman of Governance and Nominating Committee.

(14)	Member of Governance and Nominating Committee.

(15)	Includes 183 shares owned by Mr. Hope’s spouse as to which he disclaims beneficial ownership.

(16)	Includes 1,201 shares owned by Mr. Mitchell’s spouse as to which he disclaims beneficial ownership, 4,746 shares owned by the Mitchell Family Trust, of which Mr. Mitchell is sole trustee, 471 shares owned by the Betty M. Harper Memorial Trust, of which Mr. Mitchell is sole trustee, and 7,192 shares held in his Individual Retirement Account, over which shares he has sole voting power.

(17)	Includes 175,650 shares owned by The Hearin/Chandler Foundation, 210,529 shares owned by the Staples Family LLC, 104,586 shares owned by Ann B. Hearin, 64,047 shares owned by Louise Hearin, 3,977 shares owned by Louise S. Brock, 13,133 shares owned by Luis Williams and 2,469 shares owned by Gayle Williams, as to which Mr. Van Antwerp shares voting power. Also includes 300 shares held directly by Mr. Van Antwerp over which he has sole voting and dispositive power, 4,087 shares owned jointly with Mr. Van Antwerp’s spouse with whom he shares voting and dispositive power, and 2,340 shares held in two accounts by Mr. Van Antwerp as custodian for two children under the New York Uniform Transfers to Minors Act, as to which he has sole voting and dispositive power.

(18)	Includes 2,405 shares owned by Mr. Bell’s spouse as to which he disclaims beneficial ownership.

(19)	Includes 450 shares held in two accounts by Mr. Rouse as custodian for two children under the Alabama Uniform Gifts to Minors Act, as to which he has voting and dispositive power.

INFORMATION REGARDING THE BOARD OF DIRECTORS
Director Compensation, Committees and Attendance. The directors of the Company currently also serve as directors of Mobile Gas Service Corporation (“Mobile Gas”), and receive no separate compensation for their services in such capacity. The Board of Directors had five meetings during the last fiscal year. Quarterly fees paid to non-employee members of the Board of Directors are $4,500 per quarter. The Chairman of the Board received $3,000 annually, the respective Chairmen of each of the Governance and Nominating, Risk Management and Retirement Committees each received $1,000 annually, and the respective Chairmen of each of the Audit, Compensation and CEO Succession Search Committees each received $2,000 annually. Directors also received $1,000 per Board meeting attended, and directors who serve on Board committees received $500 per committee meeting attended. Directors who are also employees of the Company or its subsidiaries do not receive fees for service on the Board of Directors or its committees. Directors periodically attend programs to increase their knowledge of Company and industry information. Additionally, portions of Board meetings are periodically devoted to director education.
It is the policy of the Company that directors are expected to attend the Company’s Annual Meeting of Stockholders. All directors attended the 2006 Annual Meeting of Stockholders.
Non-Executive Chairman of the Board. The Company has a long history of having a non-executive Chairman of the Board. Presently John C. Hope, III, an independent director, serves as the non-executive Chairman of the Board.
Independent Directors. The Board of Directors has determined that Messrs. Bell, Hope, Ms. Marston, and Messrs. Mitchell , Morrissette, Rouse and Van Antwerp are independent directors under Rule 4200 of the NASDAQ Marketplace Rules.
Committees of the Board. There are six standing committees of the Board, which are the Audit Committee, Compensation Committee, Executive Committee, Governance and Nominating Committee, Retirement Committee and Risk Management Committee. In 2005 the Board appointed the CEO Succession Search Committee as a special committee of the Board, which met 15 times during the last fiscal year and has been dissolved after the successful completion of its assignment.
The Audit Committee, which met six times during the last fiscal year, appoints the independent auditors and reviews recommendations made by the auditors. The committee meets with the auditors to review the scope of the audit to be conducted and afterwards to receive the report of such audit with recommendations and advises the Board with respect thereto. The Company’s independent public accountants have free access to the Audit Committee and meet with the committee with and without management present. Members of the Audit Committee are all independent, as defined in the Nasdaq Marketplace Rules.
The Compensation Committee, which met five times during the last fiscal year, reviews and makes recommendations to the Board on establishing salaries and other compensation, including stock options, for the officers of the Company and its subsidiaries. Members of the Compensation Committee are all non-employee directors.
The Executive Committee, which did not meet during the last fiscal year, exercises all the powers of the Board of Directors in the management of the business and affairs of the Company between meetings of the Board of Directors, except as restricted by the By-laws of the Company and applicable law. Action by the Executive Committee is reported at the meeting of the Board next succeeding such action.

The Governance and Nominating Committee met three times during the last fiscal year. The Governance and Nominating Committee is responsible for oversight of the composition of the Board and its committees, identification and recommendation of individuals to become Board members, determination of non-employee directors’ compensation, maintenance of a statement of corporate governance guidelines, and coordination of performance evaluations of the Board and its committees. Members of the Governance and Nominating Committee are all independent directors as defined in the Nasdaq Marketplace Rules.
The Retirement Committee, which met five times during the last fiscal year, is responsible for the general administration of the Employee Savings Plans and the Voluntary Employees’ Beneficiary Association Plans, as well as the Retirement Plan.
The Risk Management Committee, which met twice during the last fiscal year, is responsible for reviewing risk management policies and programs throughout the Company to assure that they are appropriate to the short and long term objectives of the Company. The Committee also advises the Board of Directors of the effectiveness of these policies and programs.
Nominating Committee Functions of Governance and Nominating Committee. Among other responsibilities, the Governance and Nominating Committee is responsible for evaluating and recommending to the full Board nominees to fill vacancies on the Board and for directors to be elected or re-elected by the Company’s stockholders at each annual meeting. The Board of Directors has adopted a Governance and Nominating Committee Charter, a copy of which was attached as Appendix C to the Company’s proxy statement with respect to the 2005 Annual Meeting of Stockholders. A copy of the Governance and Nominating Committee Charter is available to stockholders on the Company’s Web site, www.energysouth.com.
The Governance and Nominating Committee has not established specific minimum age, education, experience or skill requirements for potential directors. The Governance and Nominating Committee is expected to take into account all factors it considers appropriate in fulfilling its responsibilities to identify and recommend individuals to the Board as director nominees. Those factors may include, without limitation, the following:

•	an individual’s business or professional experience, accomplishments, education, judgment, understanding of the business and the industry in which the Company operates, specific skills and talents, independence, time commitments, reputation, general business acumen and personal and professional integrity and character;

•	the size and composition of the Board and the interaction of its members, in each case with respect to the needs of the Company and its stockholders; and

•	regarding any individual who has served as a director of the Company, his or her past preparation for, attendance at, and participation in meetings and other activities of the Board or its committees and his or her overall contributions to the Board and the Company.
The Governance and Nominating Committee may use multiple sources for identifying and evaluating nominees for directors, including referrals from the Company’s current directors and management as well as input from third parties, including executive search firms retained by the Board. The Governance and Nominating Committee will obtain background information about candidates, which may include information from directors’ and officers’ questionnaires and background and reference checks, and will then interview such qualified candidates as it determines to be appropriate. In such event the Company’s other directors will also have an opportunity to meet and interview such qualified candidates. The Governance and Nominating Committee will then determine, based on the background information and the information obtained in any interviews, whether to recommend to the Board of Directors that a candidate be nominated to the Board.

The Company has not implemented a formal policy concerning stockholder recommendations for director nominees, and the Board of Directors does not feel that such a formal policy is warranted at this time based on what it believes to be satisfactory experience to date in identifying director nominees without such a policy. However, a reasonable stockholder recommendation will be considered, in light of the particular needs of the Company and using the procedures set forth above, if the Board is seeking input from third parties to identify potential nominees. Any such recommendation should be communicated to the Board of Directors as described below. Although it does not presently anticipate doing so, the Board of Directors may consider adoption of a formal policy for stockholder recommendations for director nominees at such time as it believes that the Company’s circumstances warrant such consideration.
Stockholder Communications to Board of Directors. The Company has not instituted a formal process for stockholders to send communications to the Board of Directors. However, informal processes exist by which communications sent to the Board of Directors are forwarded to the Secretary of the Company. The Board of Directors believes this process has adequately served the needs of the Board of Directors and the Company’s stockholders. Stockholders may direct communications intended for the Board of Directors to the Secretary of the Company at P.O. Box 2607, Mobile, Alabama 36652. Copies of appropriate communications will be circulated to the Board of Directors.
Deferred Fee Plan. Pursuant to the Amended and Restated Non-Employee Directors Deferred Fee Plan (the “Deferred Fee Plan”), directors may make an advance election to defer director’s fees, and to have such deferred fees treated as though invested in Common Stock, or as cash earning interest at the prime rate. Messrs. Hope, Mitchell, Morrissette, Rouse and Van Antwerp elected to defer all or a portion of director’s fees payable to them during fiscal year 2006.
On April 1, 2004, the Company amended the Deferred Fee Plan to provide that deferred fees treated as though invested in Common Stock would be payable solely in Common Stock and established a non-qualified grantor trust (the “Trust”) to assist in meeting obligations under the Plan which are funded through the issuance of Common Stock. After the amendment of the Deferred Fee Plan and the establishment of the Trust, the Company is no longer required to record compensation expense based on the change in market value of Common Stock as described above. The assets held in the Trust are intended to be used to pay benefits payable under the Plan, but are subject to, among other things, the claims of general creditors of the Company. At September 30, 2006, approximately 73,000 shares had been issued to the Trust. There are 17,000 shares of the Company’s authorized but unissued Common Stock that are reserved for issuance to fund the deferred compensation obligations under the Plan.
Insurance. The Company provides accidental death and dismemberment insurance of $200,000 for each Director traveling on Company business. Premium cost for the fiscal year for such coverage was $135 for each director not serving as an officer. The Company is not designated as the beneficiary under the policy.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
The Company believes that all requirements under Section 16(a) of the Securities and Exchange Act of 1934 applicable to directors and executive officers of the Company were complied with by such persons during the last fiscal year, except that each of Mr. Davis, Mr. Huffman, Mr. Coffeen, Mr. Downing and Mr. Welch filed on Form 5 late Form 4 reports of option grants made from 2003 to 2006; and Mr. Coffeen filed late a Form 4 report with respect to a sale of 483 shares, which Form 4 was filed two days after receipt of transaction information from his broker. In making this disclosure, the Company has relied on written representations by or on behalf of its directors and executive officers and copies of reports filed.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth as of December 1, 2006 information concerning (i) beneficial ownership of Common Stock, the only class of voting securities of the Company, by persons who are known by the Company to own beneficially more than 5% of such common stock, and (ii) beneficial ownership of such common stock by all directors and executive officers of the Company and Mobile Gas as a group. Except as noted below, the indicated owners have sole voting and investment power with respect to shares beneficially owned. For information relating to beneficial owners of more than 5% of Common Stock other than Mr. Van Antwerp the Company has relied solely upon the reports filed by such persons or entities on Schedule 13G.

Name and Address	Amount Beneficially Owned		Percent of Class
Thomas B. Van Antwerp P.O. Box 443 Mobile, Alabama 36601	581,118	(1)	7.3%

Royce and Associates, LLC 1414 Avenue of the Americas New York, NY 10019	505,409	(2)	6.4%

U. S. Trust Corporation 114 West 47th Street, 25th Floor New York, NY 10036-1532	437,333	(3)	5.5%

All directors and executive officers as a group (21 persons)	1,074,368	(1)(4)	13.2%

(1)	Includes 175,650 shares owned by The Hearin/Chandler Foundation, 210,529 shares owned by the Staples Family LLC, 104,586 shares owned by Ann B. Hearin, 64,047 shares owned by Louise Hearin, 3,977 shares owned by Louise S. Brock, 13,133 shares owned by Luis Williams and 2,469 shares owned by Gayle Williams, as to which Mr. Van Antwerp shares voting power. Also includes 300 shares held directly by Mr. Van Antwerp over which he has sole voting and dispositive power, 4,087 shares owned jointly with Mr. Van Antwerp’s spouse with whom he shares voting and dispositive power, and 2,340 shares held in two accounts by Mr. Van Antwerp as custodian for two children under the New York Uniform Transfers to Minors Act, as to which he has sole voting and dispositive power. The Company is advised that the 176,650 shares owned by The Hearin/Chandler Foundation and the 210,529 shares owned by the Staples Family LLC are held by UST Corp. See note (3) below.

(2)	Royce and Associates, LLC reports it is an investment advisor registered under the Investment Advisors Act of 1940.

(3)	U.S. Trust Corporation (“UST Corp.”) reports that the Common Stock as to which it filed a Schedule 13G, in its capacity as investment adviser, is owned of record by clients of UST Corp; that those clients have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such securities; and that no such client is known to have such right or power with respect to more than five percent of this class of securities.

(4)	Includes 48,854 shares owned by spouses of officers and directors, 28,806 shares owned jointly by officers and directors and their respective spouses, 38,291 shares credited to officers’ accounts in the Employees’ 401(k) Plan as of October 10, 2006, and 187,401 shares subject to options exercisable within 60 days.

EXECUTIVE COMPENSATION
The following table contains information with respect to compensation paid or set aside by the Company and its subsidiaries for services in all capacities during fiscal years 2006, 2005 and 2004 to the Company’s Chief Executive Officer and to the four most highly compensated executive officers of the Company and its subsidiaries, other than Chief Executive Officer, whose aggregate salary and bonus exceeded $100,000 for fiscal year 2006.
SUMMARY COMPENSATION TABLE

						Long Term
						Compensation
	Annual Compensation					Awards
				Other Annual		Securities
		Salary	Bonus	Compensation		Underlying
Name and Principal Position	Year	($)	($)	($)		Options(#)
C.S. “Dean” Liollio	2006	54,167	14,000	60,000	(1)	-0-
President and Chief Executive Officer

W. G. Coffeen, III	2006	184,167	41,000	5,525	(2)	7,500
Senior Vice President, Corporate	2005	179,500	43,000	5,385	(2)	7,500
Development	2004	177,000	50,000	5,310	(2)	7,500

Charles P. Huffman	2006	183,500	42,000	5,505	(3)	7,500
Senior Vice President and Chief	2005	172,083	46,000	5,163	(3)	7,500
Financial Officer	2004	165,000	56,000	4,950	(3)	7,500

G. Edgar Downing, Jr.	2006	158,167	30,000	4,745	(4)	6,000
Senior Vice President, Secretary	2005	148,167	31,200	4,445	(4)	4,500
and General Counsel	2004	144,000	41,000	4,320	(4)	4,500

Gregory H. Welch	2006	157,917	47,000	4,737	(5)	6,000
President of MGS Storage	2005	146,250	37,200	4,387	(5)	6,000
Services, Inc., the general partner	2004	136,667	43,000	4,100	(5)	6,000
of Bay Gas Storage Company, Ltd.

John S. Davis	2006	322,833	84,500	15,199	(7)	18,750
Vice Chairman (6)	2005	309,500	99,375	14,600	(7)	18,750
	2004	297,000	142,500	12,623	(7)	18,750

(1)	Mr. Liollio became President and Chief Executive Officer on August 1, 2006. Amount paid as bonus in connection with Mr. Liollio’s employment.

(2)	Amounts contributed to Mr. Coffeen’s account in the Employees’ 401(k) Plan for the 2006, 2005 and 2004 fiscal years, respectively.

(3)	Amounts contributed to Mr. Huffman’s account in the Employees’ 401(k) Plan for the 2006, 2005 and 2004 fiscal years, respectively.

(4)	Amounts contributed to Mr. Downing’s account in the Employees’ 401(k) Plan for the 2006, 2005 and 2004 fiscal years, respectively.

(5)	Amounts contributed to Mr. Welch’s account in the Employees’ 401(k) Plan for the 2006, 2005 and 2004 fiscal years, respectively.

(6)	Mr. Davis served as President and Chief Executive Officer until August 1, 2006.

(7)	Includes $9,293, $9,099 and $7,425 contributed to Mr. Davis’ account in the Employees’ 401(k) Plan for the 2006, 2005 and 2004 fiscal years, respectively, and $5,906, $5,501 and $5,198 paid to Mr. Davis in 2006, 2005 and 2004, respectively, pursuant to incentive units granted under the Company’s 1992 Incentive Plan.

OPTION GRANTS IN LAST FISCAL YEAR
The following table and notes provide information on option grants to the executive officers named in the Summary Compensation Table above to whom grants were made in fiscal year 2006.

	Individual Grants
	Number of	% of Total
	Securities	Options
	Underlying	Granted to	Exercise or
	Options	Employees in	Base Price	Expiration	Grant Date
Name	Granted (1)	Fiscal Year (2)	Per Share	Date	Present Value(3)
C.S. “Dean” Liollio	-0-	-0-	-0-	—	—
W.G. Coffeen, III	7,500	10.1%	$30.445	1/27/2016	$41,175
Charles P. Huffman	7,500	10.1%	$30.445	1/27/2016	$41,175
G. Edgar Downing, Jr.	6,000	8.1%	$30.445	1/27/2016	$32,940
Gregory H. Welch	6,000	8.1%	$30.445	1/27/2016	$32,940
John S. Davis	18,750	25.4%	$30.445	1/27/2016	$102,938

(1)	In accordance with the Company’s 2003 Stock Option Plan, options are granted with an exercise price equal to market value on the date of the grant and are exercisable in cumulative 25% increments at the end of each of the four years following the date of grant, subject to accelerated vesting upon a change of control, and further subject to the condition that no option may be exercised later than ten years after the date of the grant.

(2)	The Company granted options representing 73,950 shares to employees during fiscal year 2006.

(3)	The Company has used the Black-Scholes Option Valuation model adjusted for dividends to determine grant date present value of the options. The Company does not advocate or necessarily agree that the Black-Scholes model properly reflects the value of an option. The assumptions used in calculating the option value are as follows: a risk-free interest rate of 4.48%, the rate applicable to a six-year treasury security at the time of the award; a dividend yield of 2.80%, the yield at the time the option award was made; volatility of 0.1743, calculated based on the past 36 months of the Company’s closing stock prices prior to the grant date; a stock price at date of grant of $30.445; and a six-year expected average life of options. No adjustments were made for forfeitures or vesting restrictions on exercise.
EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth certain information at September 30, 2006 with respect to the Company’s equity compensation plans that provide for the issuance of options, warrants or rights to purchase the Company’s securities.

Number of Securities
Remaining Available for
	Number of Securities to be	Weighted-Average	Future Issuance under Equity
	Issued upon Exercise of	Exercise Price of	Compensation Plans
	Outstanding Options,	Outstanding Options,	(excluding securities reflected
Plan Category	Warrants and Rights	Warrants and Rights	in the first column)
Equity Compensation Plans Approved by Security Holders	332,337	$23.148	248,000

Equity Compensation Plans Not Approved by Security Holders	-0-	-0-	-0-

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND 2006 FISCAL YEAR-END OPTION VALUES
The following table and notes provide information on options exercised during the last fiscal year and the value at September 30, 2006 of unexercised options held by the executive officers listed in the Summary Compensation Table.

	Shares		Number of Securities	Value of Unexercised
	Acquired on	Value	Underlying Unexercised	In-the-Money Options
	Exercise (#)	Realized(1)	Options at 9/30/06 (#)	at 9/30/06 ($)(2)
Name			Exercisable/Unexercisable	Exercisable/Unexercisable
C.S. “Dean” Liollio	-0-	-0-	-0-	-0-
W.G. Coffeen, III	7,875	$115,737	5,625/18,750	$45,722/$120,703
Charles P. Huffman	-0-	-0-	22,500/18,750	$370,097/$120,703
G. Edgar Downing, Jr.	4,500	$80,062	9,188/12,562	$134,940/$ 74,371
Gregory H. Welch	-0-	-0-	28,500/16,500	$476,326/$120,031
John S. Davis	-0-	-0-	50,626/46,875	$808,065/$301,753

(1)	Calculation based on sales prices where applicable, or on the closing price of Common Stock on the exercise date.

(2)	The ultimate realization of value on the exercise of such options is dependent upon the market price of Common Stock at the time of exercise. Calculations are based on the $33.75 closing price of Common Stock on the last trading day of the fiscal year.
Employees’ Retirement Plan. The Employees’ Retirement Plan is a defined benefit plan which covers all full-time employees upon attainment of age 21 and completion of one year of service. Benefits are generally based on various percentages of regular basic compensation for each year of the individual’s service, but for persons employed before December 1, 1999 if the resulting benefit is greater, is based upon average compensation during the last five years of employment proportionately reduced for years of service less than twenty and reduced by 70% of Social Security benefits. Participants are vested after five years of continuous service and are eligible for early retirement at or after age 55 with ten years of credited service.
Participants bear no costs of the Plan. Amounts accrued pursuant to the Plan for the accounts of the individuals named in the Summary Compensation Table above cannot be readily calculated. The estimated annual retirement benefit under the Plan, based on current remuneration and assuming retirement at age 65, of Mr. Liollio, Mr. Coffeen, Mr. Huffman, Mr. Downing, Mr. Welch and Mr. Davis are $73,767, $84,849, $89,492, $79,400, $70,486 and $58,401, respectively. Years of service now credited under the Plan for Mr. Liollio, Mr. Coffeen, Mr. Huffman, Mr. Downing, Mr. Welch and Mr. Davis are 0, 19, 26, 15, 10 and 11 years, respectively. The estimated annual benefits are net of any reductions for Social Security benefits or other offset amounts.
Employee Savings Plan. The Employee Savings Plan is a qualified voluntary contributory retirement plan under Section 401(k) of the Internal Revenue Code established on September 1, 1988. Eligibility requirements are one year of employment and 21 years of age. Eligible employees can invest up to 50% of their base salary in the plan, subject to statutory maximums. Employee contributions vest immediately and can be allocated among a stable value fund, bond funds, or equity funds, as directed by the employee. The Company makes a contribution, equal to 50% of an employee’s contribution, but not more than 3% of the employee’s base salary.

Company contributions are initially invested in Common Stock, can be allocated among a stable value fund, bond funds, or equity funds, as directed by the employee, and are vested in cumulative increments of 20% for each of the first five years of an employee’s service. Participants may withdraw their contributions or borrow from their accounts subject to certain conditions. Company contributions for the 2006, 2005 and 2004 fiscal years for each of the executive officers named therein are included in the Summary Compensation Table above.
Agreement with Mr. Liollio. On June 26, 2006, the Company entered into a letter agreement (the “Letter Agreement”) with C.S. “Dean” Liollio confirming the terms of the offer to Mr. Liollio for employment by the Company as President and Chief Executive Officer. The Letter Agreement was replaced by an Employment Agreement between Mr. Liollio and the Company made on October 27, 2006, effective as of August 1, 2006 (the “Agreement”). The Agreement provides for Mr. Liollio to serve as the Company’s President and Chief Executive Officer with duties and responsibilities commensurate with such position for a term of three (3) years commencing on August 1, 2006, subject to termination in certain events and to extension by mutual agreement in writing. Under the Agreement, Mr. Liollio received an employment bonus of $60,000 upon his family’s establishment of residency in Mobile, Alabama, and reimbursement for reasonable out-of-pocket expenses incurred in connection with his relocation to Mobile, including moving expenses and certain expenses incurred in connection with the sale of his former home and purchase of a home in Mobile.
The Agreement provides for base salary of not less than $325,000 as established by the Compensation Committee of the Board of Directors (the “Committee”), and for an annual cash incentive award under the Company’s Officers Incentive Compensation Plan. The incentive award will range from 0% to 80% of base salary as established based upon mutually-agreed reasonable performance goals and measures, with a target annual incentive cash award of 40% of base salary. The Agreement also provides for a long-term incentive award to be based upon mutually-agreed reasonable performance goals and measures with the amount, date or dates and medium for payment to be determined by the Committee by January, 2007.
In recognition of Mr. Liollio’s loss of certain incentive compensation upon employment by the Company, the Company will pay compensation (the “Restoration Compensation”) consisting of a cash award of $750,000, payable in equal increments on the first, second and third anniversary dates of his employment, and a cash performance award determined by multiplying $250,000 by the percentage change in the average value of the Company’s Common Stock between the dates immediately before his employment by the Company and immediately before the third anniversary of his employment. The Agreement also provides that the Company will enter into a Supplemental Deferred Compensation Plan (the “Supplemental Plan”) to provide benefits to Mr. Liollio that otherwise would have been payable under the Company’s pension plan but for the limitations imposed by certain sections of the Internal Revenue Code, and for his participation in retirement and group benefit plans available to other Company employees, for vacation benefits and for a $1,000 monthly automobile allowance.
The Agreement specifies circumstances in which the Company and Mr. Liollio, respectively, may terminate employment under the Agreement, including for death or disability, voluntary termination by Mr. Liollio or by the Company, termination by Mr. Liollio for good reason as defined in the Agreement and termination by the Company for cause as defined in the Agreement.
In the event of termination of employment due to death or disability, the Company will pay to Mr. Liollio or his legal representative any accrued but unpaid base salary; any annual cash incentive award and any long-term incentive award that has been awarded but unpaid; Restoration Compensation, whether or not vested; and amounts payable under the Supplemental Plan.
In the event of termination by the Company without cause or by Mr. Liollio with good reason, in addition to the amounts described above the Company will pay a cash benefit equal to two times Mr. Liollio’s base salary and his target annual cash incentive award for the calendar year in which the termination occurs, and will extend medical and life insurance coverage until the earlier of the second anniversary of the termination or his re-

employment with another employer. In the event of termination for any of the reasons described in this paragraph, vested but unexercised stock options may be exercised by Mr. Liollio in accordance with their terms.
In addition, if within two years following a Change of Control of the Company as defined in the Agreement Mr. Liollio’s employment is terminated without cause or by him for good reason, payments to Mr. Liollio would be made as described above with respect to a termination by the Company without cause, except that the cash benefit payable would be three times his base salary and target annual cash incentive amount for the calendar year in which the termination occurs, and medical and life insurance coverage would be extended until the third anniversary of the termination or the earlier re-employment of Mr. Liollio with another employer. In such event, any unvested stock options held by Mr. Liollio would immediately vest and he would be entitled to exercise his stock options in accordance with the stock option plan or grant agreement pursuant to which said options were granted. Mr. Liollio has also agreed that during the term of the Agreement and for five years thereafter, he will not appropriate any trade secrets or confidential information of the Company.
The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed as Exhibit 99.1 with the Company’s Current Report on Form 8-K dated October 30, 2006.
Agreements with Mr. Davis. As of January 26, 1996 Mobile Gas entered into an unfunded and unsecured deferred compensation agreement with Mr. Davis substantially in accordance with a proposal provided by consultants retained by Mobile Gas (the “Deferred Compensation Agreement”). The Deferred Compensation Agreement provides for benefits to be paid to Mr. Davis upon retirement, in such amount as would, taken together with amounts payable under the Employees’ Retirement Plan, equal that which would have been payable to Mr. Davis upon retirement with the greater of 20 years or his actual years of service with Mobile Gas.
On December 10, 1999, the Company entered into an unfunded Supplemental Deferred Compensation Agreement (the “Supplemental Agreement”) with Mr. Davis. Under the Supplemental Agreement, the Company will pay a benefit to Mr. Davis equal to the difference between: (a) the benefit that would have been payable to Mr. Davis under the Employee’s Retirement Plan, as supplemented by the Deferred Compensation Agreement, but for (i) the limit on compensation that can be taken into account in calculating benefits payable thereunder pursuant to Section 401(a)(17) of the Internal Revenue Code, as amended (the “Code”), and (ii) the limit on the benefits that may be paid thereunder pursuant to Section 415 of the Code; and (b) the benefit that is payable to Mr. Davis under the Employees’ Retirement Plan, as supplemented by the Deferred Compensation Agreement. The Supplemental Agreement provides that the benefit paid to Mr. Davis thereunder shall be paid in the same form and manner as the benefit paid under the Deferred Compensation Agreement, provided, however, that the Company may in its discretion accelerate the payments due under the Supplemental Agreement. The Supplemental Agreement further provides that the amounts payable thereunder are general unsecured obligations of the Company. The Company estimates that the annual amount payable to Mr. Davis under the Supplemental Agreement and the Deferred Compensation Agreement, based upon Mr. Davis’ current remuneration and the formula for calculating benefits under the Employees’ Retirement Plan and his planned retirement on July 1, 2007, would be $97,001.
On July 6, 2006, the Company entered into a letter agreement (the “Transition Agreement”) with Mr. Davis, confirming that, effective August 1, 2006, Mr. Davis would serve as Vice Chairman and an advisor to Mr. Liollio and the Board of Directors of the Company, and to continue to receive salary at his present level, to continue to accrue benefits under the Employee’s Retirement Plan, to continue to participate in the 1992 Incentive Plan, and to continue to receive his present benefits, through June 30, 2007. After that date, Mr. Davis will receive dividends on the incentive units held by him under the 1992 Incentive Plan, and he will be entitled to elect payment of his account under that Plan, which had a balance of approximately $70,000 as of September 30, 2006. In addition, Mr. Davis remained eligible to participate in the Officers Incentive Plan for the 2006 fiscal year, and the Deferred Compensation Agreement and Supplemental Agreement will remain in effect in accordance with their respective terms. The Transition Agreement also provides that effective July 1, 2007, Mr.

Davis will retire from all positions with the Company, and that all outstanding but unvested options held by Mr. Davis will vest upon his retirement.
Change of Control Agreements. The Company has entered into Change of Control Agreements with Messrs. Coffeen, Huffman, Downing, Welch and Davis. Generally, such agreements provide that if, within twenty-four months following the change in control of the Company (as defined in the agreements), the officer’s employment is terminated in a qualified termination, then the Company shall make a lump-sum payment to the officer equal to a specified percentage of the officer’s “compensation,” defined as the officer’s annualized base salary in effect immediately prior to the change in control, plus the higher of (a) the annual bonus awarded the officer pursuant to the Company’s Officer’s Incentive Compensation Plan (“Bonus”) with respect to the fiscal year immediately preceding the fiscal year in which the change in control occurs or (b) the average of the Bonus awards to the officer with respect to the three fiscal years immediately preceding the fiscal year in which the change in control occurs. For purposes of establishing the applicable percentage, the Company has established a three-tier structure in which tier-one officers receive 297% of such compensation, tier-two officers receive 200% of such compensation, and tier-three officers receive 100% of such compensation, and has designated Mr. Davis as a tier-one officer, and the other officers named in the Summary Compensation Table above as tier-two officers. The agreements also provide for continuation of certain insurance and other employee benefits for a period of twenty-four months following a qualified termination of employment. For purposes of the agreements, (i) the term “qualified termination” means a termination other than for cause, by the officer for good reason or by written agreement to such effect between the officer and the Company, (ii) the term “cause” generally means failure to substantially perform duties, misconduct injurious to the Company or conviction of a felony, and (iii) the term “good reason” generally means a reduction in the officer’s position, duties, responsibilities, status, compensation or benefits.
Other Compensation. The Company provides certain equipment, facilities, benefits and services to various officers to assist them in performing their corporate responsibilities and duties in connection with business of the Company, such as life and accidental death and dismemberment insurance, automobile allowances and club memberships. The Summary Compensation Table does not include the value of such equipment, facilities and services which might be deemed attributable to personal use by the recipient, because the cost to the Company of such personal benefits with respect to any executive officer named in the Summary Compensation Table did not exceed the lesser of $50,000 or 10 percent of the compensation reported with respect to such executive officer.
COMPENSATION COMMITTEE REPORT
The Compensation Committee of the Company’s Board of Directors is currently comprised of four outside directors: Mr. Bell, Mr. Hope, Ms. Marston and Mr. Van Antwerp. Based upon recommendations of the Chief Executive Officer with respect to executive officers other than himself, the Committee reviews and makes recommendations to the Board with respect to salaries and other compensation for officers of the Company and its subsidiaries. Decisions by the Committee with respect to compensation of executive officers of the Company and its subsidiaries, including the Chief Executive Officer of the Company, are reviewed and approved by the Board. The Committee is continuing to implement its compensation philosophy, which includes the following five principles:
1. Objectives: The Company’s two primary compensation objectives are to provide a competitive compensation package that will enable the Company to attract and retain a highly-qualified executive team, and to provide a significant amount of variable compensation that is contingent upon objectively-measured performance, so as to align executive interests with those of customers and stockholders.
2. Competitiveness: Compensation comparisons will be made against similar-size public utilities on a national basis, to allow the Company to compete nationally for top executive talent. Competitive levels of four compensation components will be measured:

•	Base salary, to be targeted above the median for the peer group, with the primary consideration being external market levels and a secondary consideration being internal equity concerns.

•	Annual incentives, to be targeted at the median, to motivate and reward accomplishment of key corporate priorities and objectives.

•	Long-term incentives, to be targeted below the median, so that total target compensation (base salary plus annual incentives plus long-term incentives) would equal median total compensation for peer group executives.

•	Benefits and perquisites, to be targeted at the low end of the competitive range, so as to provide reasonable levels of security and protection but to not emphasize this component of the total compensation package.
3. Leverage: Annual and long-term incentives are to have significant upside and downside variability so as to create a strong relationship between the level of total executive compensation and the level of performance achieved.
4. Basis for measurements: Annual and incentive plans are to emphasize teamwork, and are to be based in large part on corporate performance, but will provide latitude to reward individual performance and contributions. Annual incentives are to reflect a balance between stockholder and customer interests, and between financial and operational goals, with financial objectives weighted more heavily with respect to senior executives, and operational goals being more heavily weighted at lower executive levels. Long-term incentives are to focus on stockholder interests and are to be tied, in part, to performance of Common Stock.
5. Alignment with Stockholder Interests: The executive compensation program is intended to increase the alignment between executive interests and stockholders.
Determination of annual base salary and incentive compensation for each of the Company’s executive officers, including the Chief Executive Officer, are made in accordance with the foregoing criteria, with salary amounts and cash incentive targets and awards being recommended by the Chief Executive Officer with respect to other executive officers, and the salary and cash incentive targets and awards for the Chief Executive Officer being determined by the Committee, taking into consideration contractual obligations of the Company.
Consistent with the foregoing compensation philosophy, long-term incentives in the form of stock options have been granted since fiscal year 1995. All options granted are priced at not less than the fair market value of Common Stock on the grant date, as provided under the 2003 Stock Option Plan of EnergySouth, Inc. Awards were also made under the Mobile Gas Service Corporation Incentive Compensation Plan (the “1992 Incentive Plan”), which was assumed by the Company in 1998. All incentive units which had been awarded to current employees, other than 6,750 units awarded to Mr. Davis, have been surrendered; payments to Mr. Davis under the 1992 Incentive Plan are included under the “Other Annual Compensation” column in the Summary Compensation Table above.
It is the Committee’s current intention that no further awards will be made under the 1992 Incentive Plan, and that incentive awards will continue to be made under the Company’s Officers Incentive Compensation Plan which became effective as of the fiscal year beginning October 1, 1996 (the “Officers Incentive Plan”). Under the Officers Incentive Plan, cash incentive awards to Company officers, computed as a percentage of base salary, are made by the Committee based on three performance measures (the first two being referred to as “Company Objectives” and the third being referred to as “Personal Objectives”):
• The Company’s Return on Common Equity (“ROE”), compared to the ROE of a group of peer companies;
• The Company’s earnings per share (“EPS”) compared to a target EPS goal established by the Committee; and
• Specific individual personal performance objectives to be established annually for each participant in the Officers Incentive Plan.

The Officers Incentive Plan provides for a target award level for the President and Chief Executive Officer of the Company at a specified percentage of base salary, and for other officers of the Company at a lesser percentage. The Officers Incentive Plan also provides for relative weighting of the three performance objectives at specified percentages for the President and Chief Executive Officer, with different specified percentages for all other officers. The relative weighting of performance objectives for the President and Chief Executive Officer places exclusive emphasis on the Company Objectives. The relative weighting for officers other than Mr. Welch places 75% weighting on Company Objectives and 25% on Personal Objectives. For Mr. Welch, who has primary management responsibility for a Company subsidiary, the relative weighting includes three parts, with 25% emphasis on Personal Objectives and the 75% Company Objectives component being measured in equal parts by performance of the Company as a whole and by performance of the subsidiary. Depending on the degree to which Company Objectives and Personal Objectives are attained or exceeded, awards may range from 50% to 150% of the target award level. Incentive awards with respect to the 2006 fiscal year to the named executive officers are reported as bonus in the Summary Compensation Table above. The awards made, including with respect to the President and Chief Executive Officer, reflect that the threshold Company Objectives for EPS and for ROE were achieved.
Walter A. Bell, John C. Hope, III, Judy A. Marston and Thomas B. Van Antwerp
Members, Compensation Committee
Compensation Committee Interlocks and Insider Participation in Compensation Decisions
Mr. Bell, Mr. Hope, Ms. Marston and Mr. Van Antwerp are the members of the Compensation Committee of the Board of Directors. Mr. Hope serves as Chairman of the Board of Directors, but is neither an employee nor an executive officer of the Company.
AUDIT COMMITTEE REPORT
Each member of the Company’s Audit Committee meets the independence requirements set by the National Association of Securities Dealers. The Committee members reviewed and discussed the Company’s audited financial statements for the fiscal year ending September 30, 2006 with management. The Committee also discussed all the matters required to be discussed by Statement of Auditing Standards No. 61 with the Company’s independent auditors, Deloitte & Touche LLP. The Committee received the written disclosures and letter from Deloitte & Touche LLP as required by Independence Standards Board Standard No. 1, and has discussed with the independent accountants their independence. Based on the review and discussions described above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2006 for filing with the Securities and Exchange Commission.
The Board of Directors has adopted a written charter to govern the Audit Committee. A copy of the Company’s Audit Committee Charter as amended through December 3, 2004 (which has not since been amended), was included as Appendix A to the Company’s proxy statement with respect to the 2005 Annual Meeting of Stockholders.
Walter L. Hovell, G. Montgomery Mitchell, S. Felton Mitchell, Harris V. Morrissette and Robert H. Rouse
Members, Audit Committee

PROPOSAL 2
PROPOSED REINCORPORATION IN DELAWARE
Introduction
     For the reasons set forth in “Principal Reasons for the Reincorporation Proposal” below, the Board of Directors of the Company believes that it is advisable and in the best interests of the Company and its stockholders to change the state of incorporation of the Company from Alabama to Delaware. The Company proposes to accomplish the reincorporation in Delaware by merging the Company into a newly formed wholly-owned subsidiary of the Company that is incorporated in Delaware (the “reincorporation merger”). The name of the Delaware corporation, which will be the successor to the Company in the reincorporation merger, is also EnergySouth, Inc. This proxy statement refers to EnergySouth, Inc., the Alabama corporation, as “EnergySouth, Inc.” or the “Company” and to EnergySouth, Inc., the Delaware corporation, as “EnergySouth Delaware” or the “surviving corporation.”
     EnergySouth Delaware was incorporated under Delaware law in December 2006 under the name “EnergySouth, Inc.” The address and phone number of EnergySouth Delaware are the same as the address and phone number of the Company. As of the date and time immediately prior to the effective date of the reincorporation merger, if the reincorporation merger is effected, EnergySouth Delaware will not have any material assets or liabilities and will not have carried on any material business.
     As discussed in “Principal Reasons for the Reincorporation Proposal,” management believes that reincorporation in Delaware is beneficial to the Company because Delaware corporate law is more comprehensive, widely used and extensively interpreted than other state corporate laws, including Alabama corporate law. Management also believes that Delaware law provides greater flexibility by allowing the Company to adopt compensation vehicles which may be prohibited or substantially restricted by Alabama constitutional provisions. Further, management believes that Delaware law is better suited than Alabama law to protect stockholders’ interests in the event of an unsolicited takeover attempt. The Company, however, is not aware that any person is currently attempting to acquire control of the Company, to obtain representation on the Board of Directors of the Company or take any action that would materially affect the governance of the Company.
The Reincorporation Merger
     The reincorporation merger would be effected pursuant to the merger agreement in substantially the form attached as Exhibit A. Upon completion of the reincorporation merger, the Company would cease to exist as a corporate entity and EnergySouth Delaware, which would be the surviving corporation, would continue to operate the business of the Company under the name EnergySouth, Inc. The discussion of the reincorporation merger set forth below is qualified in its entirety by reference to the attached merger agreement.
     Pursuant to the merger agreement, each outstanding share of common stock, par value $.01 per share, of EnergySouth, Inc. would be converted automatically into one share of common stock, par value $.01 per share, of EnergySouth Delaware upon the effective date of the reincorporation merger. Each stock certificate representing issued and outstanding shares of common stock of EnergySouth, Inc. would continue to represent the same number of shares of common stock of EnergySouth Delaware. If EnergySouth, Inc. and EnergySouth Delaware effect the reincorporation merger, stockholders of EnergySouth, Inc. would not need to exchange their existing stock certificates of EnergySouth, Inc. for stock certificates of EnergySouth Delaware. Stockholders may, however, exchange their certificates if they choose to do so. Assuming that EnergySouth, Inc. and EnergySouth Delaware effect the reincorporation merger, the surviving corporation may decide to issue substitute stock certificates in the future to replace the current certificates that are outstanding. If the surviving corporation were to decide to issue substitute stock certificates, the surviving corporation would notify its stockholders.
     Pursuant to the merger agreement, EnergySouth, Inc. and EnergySouth Delaware agree to take all actions that Delaware law and Alabama law require for EnergySouth, Inc. and EnergySouth Delaware to effect the reincorporation merger. EnergySouth Delaware also agrees to qualify to do business as a foreign corporation in the states in which EnergySouth, Inc. is qualified to do business before EnergySouth, Inc. and EnergySouth Delaware effect the reincorporation merger.
     The merger agreement provides that the respective obligations of EnergySouth, Inc. and EnergySouth Delaware under the merger agreement are subject to the following conditions:
     • The stockholders of EnergySouth, Inc. and the sole shareholder of EnergySouth Delaware have approved or adopted, as the case may be, the merger agreement;
     • No court or governmental authority, whether by statute, rule, regulation, executive order, decree, ruling, injunction or other order, has prohibited, restrained, enjoined or restricted the consummation of the reincorporation merger; and
     NASDAQ quotes the common stock of EnergySouth, Inc. under the symbol “ENSI.” As soon as reasonably practicable after the reincorporation merger, NASDAQ would quote the common stock of the surviving corporation under the same name and symbol as NASDAQ currently lists EnergySouth, Inc.
     If EnergySouth, Inc. and EnergySouth Delaware effect the reincorporation merger, all employee benefit plans (including stock option and other equity-based plans) of EnergySouth, Inc. would be continued by the surviving corporation, and each stock option and other equity-based award issued and outstanding pursuant to such plans would be converted automatically into a stock option or other equity-based award with respect to the same number of shares of common stock of the surviving corporation, upon the same terms and subject to the same conditions as set forth in the applicable plan under which the award was granted and in the agreement reflecting the award.
     If the stockholders of EnergySouth, Inc. approve the reincorporation merger, the Company and EnergySouth Delaware plan to effect the reincorporation merger as soon as practicable after the 2007 Annual Meeting. The merger agreement provides that the Board of Directors of either EnergySouth, Inc. or EnergySouth Delaware may abandon the reincorporation merger for any reason, notwithstanding shareholder approval. If the stockholders do not approve the reincorporation merger, EnergySouth, Inc. and EnergySouth Delaware would not consummate the merger and EnergySouth, Inc. would continue to operate as an Alabama corporation.
     Under Alabama law, stockholders of EnergySouth, Inc. have the right to dissent with respect to the reincorporation proposal and to receive from the Company payment in cash of the fair value of their shares of common stock of EnergySouth, Inc. if EnergySouth, Inc. and EnergySouth Delaware consummate the reincorporation merger. See “Rights of Dissenting Stockholders” below.
Vote Required for the Reincorporation Proposal
     Alabama law requires the affirmative vote of two-thirds of the votes entitled to be cast by the holders of common stock of EnergySouth, Inc. to approve the merger agreement pursuant to which EnergySouth, Inc. and EnergySouth Delaware would effect the reincorporation merger. Abstentions and broker non-votes will have the same effect as votes against the reincorporation proposal. A vote in favor of the reincorporation proposal is a vote to approve the merger agreement and therefore the reincorporation merger. A vote in favor of the reincorporation proposal is also effectively a vote in favor of the Certificate of Incorporation of EnergySouth Delaware and the Bylaws of EnergySouth Delaware. If the stockholders approve the merger agreement and the reincorporation merger becomes effective, the Certificate of Incorporation of EnergySouth Delaware (“Delaware Certificate”) and the Bylaws of EnergySouth Delaware (“Delaware Bylaws”) in effect immediately prior to the effective date of the reincorporation merger would respectively become the certificate of incorporation and bylaws of the surviving corporation. The forms of the Delaware Certificate and the Delaware Bylaws are attached as Exhibits B and C, respectively.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”
THE REINCORPORATION PROPOSAL
Principal Reasons for the Reincorporation Proposal
     The Company was originally incorporated in Alabama on September 5, 1997. The incorporators chose to incorporate in the State of Alabama because the laws of Alabama were suitable for the Company’s operations at the time. For many years, Delaware has followed a policy of encouraging incorporation in Delaware and, in furtherance of that policy, has been the leader in adopting, construing and implementing comprehensive, flexible corporate laws that are responsive to the legal and business needs of the corporations organized under Delaware law. Unlike most states, including Alabama, Delaware has established progressive principles of corporate governance that the Company could draw upon when making business and legal decisions. In addition, any direct benefit that Delaware law provides to corporations indirectly benefits the stockholders, who are the owners of the corporations. Because Delaware law is responsive to the needs of stockholders, Delaware law also directly benefits stockholders. For these reasons, the Company has determined that Delaware law would better suit the current needs of the Company and its stockholders than Alabama law does.
     To take advantage of Delaware’s flexible and responsive corporate laws, many corporations choose to incorporate initially in Delaware or choose to reincorporate in Delaware as EnergySouth, Inc. proposes to do. In general, the Company believes that Delaware provides a more appropriate and flexible corporate and legal environment in which to operate than currently exists in the State of Alabama and that the Company and its stockholders would benefit from such an environment. The Board of Directors of the Company has considered the following benefits available to Delaware corporations in deciding to propose reincorporation in Delaware:
     • the General Corporation Law of the State of Delaware, which is generally acknowledged to be the most advanced and flexible corporate statute in the country;
     • the responsiveness and efficiency of the Division of Corporations of the Secretary of State of Delaware, which uses modern computer technology;
     • the Delaware General Assembly, which each year considers and adopts statutory amendments that the Corporation Law Section of the Delaware State Bar Association proposes in an effort to ensure that the corporate statute continues to be responsive to the changing needs of businesses;
     • the Delaware Court of Chancery, which handles complex corporate issues with a level of experience and a degree of sophistication and understanding unmatched by any other court in the country, and the Delaware Supreme Court, which is highly regarded; and
     • the well-established body of case law construing Delaware law, which has developed over the last century and which provides businesses with a greater degree of predictability than most, if not all, other jurisdictions provide.
     Additionally, management believes that, as a Delaware corporation, EnergySouth, Inc. would be better able to continue to attract and retain qualified directors and officers than it would be able to as an Alabama corporation, in part, because Delaware law provides more predictability with respect to the issue of liability of directors and officers than Alabama law does. The increasing frequency of claims against directors and officers that are litigated has greatly expanded the risks to directors and officers of exercising their respective duties. The amount of time and money required to respond to and litigate such claims can be substantial. Although Alabama law and Delaware law both permit a corporation to include a provision in the corporation’s articles or certificate, as the case may be, of incorporation that in certain circumstances reduces or limits the monetary liability of directors for breaches of their fiduciary duty of care, Delaware law, as stated above, provides to directors and officers more predictability than Alabama does and, therefore, provides directors and officers of a Delaware corporation a greater degree of comfort as to their risk of liability than that afforded under Alabama law.
Alabama Constitution Provision
     A particular difficulty faced by Alabama corporations results from an Alabama constitutional provision which would not apply to a Delaware corporation. Section 234 of the Alabama Constitution provides:
No corporation shall issue stocks or bonds except for money, labor done, or property actually received; and all fictitious increases of stock or indebtedness shall be void. The stock and bonded indebtedness of corporations shall not be increased except in pursuance of general laws, nor without the consent of the persons holding the larger amount in value of stock, first obtained at a meeting to be held after thirty days’ notice given in pursuance of law.
Section 234 may prohibit or substantially restrict an Alabama corporation’s ability to adopt certain compensation vehicles, including any plan providing for the issuance of restricted stock or performance shares.
Anti-Takeover Implications
     Delaware, like many other states, permits a corporation to include in its certificate of incorporation or bylaws or to otherwise adopt measures designed to reduce a corporation’s vulnerability to unsolicited takeover attempts. The Board of Directors of the Company, however, is not proposing the reincorporation merger to prevent a change in control of the Company and is not aware of any present attempt by any person to acquire control of the Company or to obtain representation on the Company’s Board of Directors. The Board of Directors of the Company has no current plans to implement any defensive strategies to enhance the ability of the Board of Directors to negotiate with an unsolicited bidder.
     With respect to implementing defensive strategies, Delaware law is preferable to Alabama law because of the substantial judicial precedent on the legal principles applicable to defensive strategies. As an Alabama corporation or a Delaware corporation, EnergySouth, Inc. could implement some of the same defensive measures. As a Delaware corporation, however, EnergySouth, Inc. would benefit from the predictability of Delaware law on such matters.
No Change in the Board Members, Business, Management, Employee Benefit Plans or Location of Principal Facilities of the Company
     The reincorporation proposal would effect only a change in the legal domicile of the Company and certain other changes of a legal nature, the most significant of which are described in this proxy statement. The proposed reincorporation merger would NOT result in any change in the business, management, fiscal year, assets or liabilities, employee benefit plans, or location of the principal facilities of the Company. Assuming that EnergySouth, Inc. and EnergySouth Delaware effect the reincorporation merger, the directors and officers of EnergySouth, Inc. immediately prior to the effective date of the reincorporation merger would become the directors and officers of the surviving corporation. All employee benefit plans (including stock option and other equity-based plans) of EnergySouth, Inc. would be continued by the surviving corporation, and each stock option and other equity-based award issued and outstanding pursuant to such plans would automatically be converted into a stock option or other equity-based award with respect to the same number of shares of the surviving corporation, upon the same terms and subject to the same conditions as set forth in the applicable plan under which the award was granted and in the agreement reflecting the award. Approval of the reincorporation proposal would constitute approval of the assumption of these plans by the surviving corporation. Assuming EnergySouth, Inc. and EnergySouth Delaware effect the reincorporation merger, the surviving corporation would continue other employee benefit arrangements of EnergySouth, Inc. upon the terms and subject to the conditions currently in effect.
Comparison of Shareholder Rights Before and After the Reincorporation Merger
     There are significant similarities between the Delaware Certificate and EnergySouth, Inc.’s Restated Articles of Incorporation (“Alabama Articles”). For example, both the Delaware Certificate and the Alabama Articles provide for the authorization of 20 million shares of common stock and 10 million shares of preferred stock and a classified Board of Directors that is divided into three classes. In addition, the Delaware Certificate and Delaware Bylaws contain certain provisions that will enable stockholders of EnergySouth Delaware to have rights similar to those that are automatically applicable to EnergySouth, Inc. under Alabama law but that are not required by Delaware law. For example, under Alabama law, holders of 10% of a company’s shares have the right to call special meetings of stockholders; stockholders of EnergySouth Delaware will have this same right under the Delaware Bylaws. In addition, under Alabama law, stockholders have the right to take action in lieu of a meeting by unanimous written consent; stockholders of EnergySouth Delaware will have this same right under the Delaware Certificate.
     Set forth below is a table that summarizes some of the most significant differences in the rights of the stockholders of the Company before and after the reincorporation merger is effective as a result of the differences between Alabama law, the Alabama Articles and the Alabama Bylaws, on the one hand, and Delaware law, the Delaware Certificate and the Delaware Bylaws, on the other hand. The summary of the differences is significant because if the stockholders of EnergySouth, Inc. approve the reincorporation proposal and the reincorporation merger becomes effective, the Delaware Certificate and the Delaware Bylaws in effect immediately prior to the effective date of the reincorporation merger would become the certificate of incorporation and bylaws of the surviving corporation. The Delaware Certificate and the Delaware Bylaws are attached as Exhibits B and C, respectively. All statements in this proxy statement concerning such documents are qualified by reference to the complete provisions of the documents. In addition to the differences described below, the Delaware Certificate and the Delaware Bylaws include certain technical differences from the Alabama Articles and Alabama Bylaws to reflect insignificant differences between Delaware law and Alabama law. The table below is not intended to be relied upon as an exhaustive list of all differences or a complete description of the differences, and is qualified in its entirety by reference to Alabama law, Delaware law, the Alabama Articles and Alabama Bylaws, and the Delaware Certificate and Delaware Bylaws.

	ENERGYSOUTH, INC.,	ENERGYSOUTH, INC.,
	an Alabama corporation	a Delaware corporation
Size of Board of Directors	Alabama law requires that a corporation that has a classified board of directors must have at least nine individuals on its board of directors. As a result, the Alabama Articles and the Alabama Bylaws have fixed the	Unlike Alabama law, Delaware law does not require that a corporation that has a classified board of directors have a minimum number of directors. Notwithstanding the different provisions of Alabama law

	ENERGYSOUTH, INC.,	ENERGYSOUTH, INC.,
	an Alabama corporation	a Delaware corporation
	number of members of the Board of Directors to a range of 9 to 12 persons. The Board of Directors may adopt through a majority vote a resolution to fix the exact number of directors within the range of directors.	and Delaware law, the Delaware Certificate and the Delaware Bylaws have fixed the number of members of the Board of Directors to a range of 7 to 12 persons. Further, the Delaware Certificate provides, as the Alabama Articles provide, that the Board of Directors may adopt through a majority vote a resolution to fix the exact number of directors within the range of directors.

Removal of Directors	As permitted by Alabama law, the Alabama Articles provide directors may be removed without cause with the affirmative vote of 75% of the outstanding shares entitled to vote. The Alabama Articles provide that directors may be removed with cause in the manner provided by law. Under Alabama law, any director may be removed with cause if the votes stockholders cast in favor of removal exceed the votes cast against it. Alabama law provides a statutory mechanism for removing directors by judicial proceedings. In such proceedings, a court may remove a director if the court finds that (i) the director engaged in fraudulent or dishonest conduct, or gross abuse of authority or discretion, with respect to the corporation and (ii) removal of the director is in the best interest of the corporation. A corporation or stockholders holding 10% or more of the outstanding shares of the corporation may commence such judicial proceedings.	The Delaware Certificate includes the same standard for removing directors without cause as the Alabama Articles contain. With respect to removal with cause, however, the Delaware Certificate is consistent with the requirement of Delaware law that removal of directors requires the vote of a majority of the outstanding shares entitled to vote.

Therefore, stockholders of EnergySouth Delaware, which will have a classified Board of Directors, will be able to remove directors for cause by the majority vote of the outstanding shares entitled to vote and without cause by the affirmative vote of 75% of the outstanding shares entitled to vote.

Delaware law does not provide a statutory mechanism for removing directors by judicial proceedings.

Filling Vacancies on the Board of Directors	Under Alabama law, a board of directors may fill vacancies on a company’s board of directors but may only fill vacancies resulting from an increase in the number of directors if a company’s articles of incorporation permit the board of directors to do so.	The Delaware Certificate provides that the Board of Directors of EnergySouth Delaware may fill vacancies on EnergySouth Delaware’s Board of Directors (including vacancies resulting from an increase in the number of

	ENERGYSOUTH, INC.,	ENERGYSOUTH, INC.,
	an Alabama corporation	a Delaware corporation
The Alabama Articles provide that the Board of Directors may fill vacancies resulting from an increase in the number of directors.

Consistent with Alabama law, the Alabama Articles provide that if a director is elected to fill a vacancy, the director would serve a term that expires at the next stockholders’ meeting at which directors are elected, even if the director is elected to replace a director with a term that does not expire at the next stockholders’ meeting.	directors).

As required by Delaware law, the Delaware Certificate provides that if a director is elected to fill a vacancy, the director would serve a term that expires upon the next election of the class for which the director is chosen.

Approval of Certain Transactions with Interested Stockholders; Business Combination Statute	The Alabama Articles provide that certain business combinations with “affiliates” (generally defined as persons who beneficially own 10% or more of the Company’s outstanding voting stock) may not be effected, unless the business combination (i) meets certain requirements designed to insure that the price and procedure are fair, or (ii) is approved by the affirmative vote of all outstanding shares of the Company.	The Delaware Certificate includes the same provisions on business combinations with “affiliates” that the Alabama Articles include. The Delaware Certificate reflects the Company’s election to not be governed by Section 203 of Delaware General Corporation Law and to preserve the provisions in the Alabama Articles in the Delaware Certificate.

Section 203 prohibits, with certain exceptions, mergers, consolidations, sales of assets and other transactions with an “interested shareholder” (generally a shareholder or group of stockholders that owns 15% or more of the outstanding voting stock of a corporation) for three years following the date the shareholder became an interested shareholder.

Amendments to the Charter	Under Alabama law, EnergySouth, Inc. may generally amend its articles of incorporation if the votes cast in favor of the amendment exceed the votes cast against the amendment. The Alabama Articles, however, provide that amendments to provisions in the Alabama Articles that relate to	Under Delaware law, EnergySouth Delaware may generally amend its certificate of incorporation upon the approval of a majority of the outstanding stock entitled to vote. Similar to the Alabama Articles, the Delaware Certificate provides that

	ENERGYSOUTH, INC.,	ENERGYSOUTH, INC.,
	an Alabama corporation	a Delaware corporation
	Board of Directors and business combinations with “affiliates” require the affirmative vote of 75% of the outstanding shares entitled to vote.	Delaware Certificate relating to the Board of Directors requires the affirmative vote of 75% of the outstanding shares entitled to vote.

Limitation or Elimination of Directors’ Personal Liability	The Alabama Articles contain a provision limiting the liability of directors in accordance with Alabama law. Under Alabama law, if a corporation’s articles of incorporation so provide, the liability of a director to the corporation or its stockholders for money damages for any action taken, or any failure to take any action, as a director, may be eliminated or limited, except liability for (a) the amount of financial benefit received by a director to which such director is not entitled, (b) an intentional infliction of harm on the corporation or its stockholders, (c) the payment of unlawful dividends, stock repurchases or redemptions, (d) an intentional violation of criminal law, or (e) a breach of the director’s duty of loyalty to the corporation or its stockholders.	The Delaware Certificate contains a provision limiting the liability of its directors in accordance with Delaware law. Under Delaware law, if a corporation’s certificate of incorporation so provides, the personal liability of a director for breach of fiduciary duty as a director may be eliminated or limited. A corporation’s certificate of incorporation, however, may not limit or eliminate a director’s personal liability (a) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (c) for the payment of unlawful dividends, stock repurchases or redemptions, or (d) for any transaction in which the director received an improper personal benefit.

Constitutional Provisions	Section 234 of the Alabama Constitution provides that no corporation shall issue stocks or bonds except for money, labor done, or property actually received. Section 234 further provides that the stock and bonded indebtedness of a corporation shall not be increased without the consent of the persons holding the larger amount in value of stock, which consent shall be obtained at a meeting of stockholders where notice of such meeting has been provided more than 30 days in advance of such meeting.	The Delaware Constitution does not have provisions analogous to the constitutional provisions in Alabama.

	ENERGYSOUTH, INC.,	ENERGYSOUTH, INC.,
	an Alabama corporation	a Delaware corporation
Section 237 of the Alabama Constitution provides that a corporation may not issue preferred stock without the consent of the owners of two thirds of the stock of the corporation. The Alabama Articles, however, permit the Board of Directors of the Company from time to time to create, authorize and issue preferred stock without shareholder approval.

Shareholder Voting	Under Alabama law, action on a matter generally is approved if a quorum is present and the votes cast in favor of the action exceed the votes cast against the action, unless Alabama law or a corporation’s articles of incorporation require a greater number of affirmative votes; however, under Alabama law, unless the corporation’s articles of incorporation provide otherwise, directors are elected by a majority of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present when the vote is taken.	Under Delaware law, in the absence of a specification in the corporation’s certificate of incorporation or bylaws, once a quorum is obtained, the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote on the subject matter is required for shareholder action; however, under Delaware law directors are elected by a plurality of votes present in person or represented by proxy and entitled to vote on the election of directors.

	With certain exceptions, Alabama law requires that a merger, share exchange, sale of all or substantially all of a corporation’s assets or similar transaction be approved by a vote of two thirds of the votes entitled to be cast on the transaction, unless the corporation’s articles of incorporation provide for a greater or lesser vote. The exceptions under Alabama law to the voting requirements for mergers are substantially similar to the exceptions under Delaware law.	Delaware law generally requires that a merger or sale of assets be approved by a vote of a majority of the shares outstanding and entitled to vote on the transaction. However, Delaware law does not require a vote of the stockholders of the surviving corporation in a merger (unless the corporation provides otherwise in its certificate of incorporation) if (a) the merger agreement does not amend the existing certificate of incorporation, (b) each share of the stock of the surviving corporation outstanding immediately before the effective date of the merger is an identical outstanding or treasury share after the merger, and (c) either no shares of common stock of the surviving corporation and no shares, securities or obligations convertible

	ENERGYSOUTH, INC.,	ENERGYSOUTH, INC.,
	an Alabama corporation	a Delaware corporation
into such stock are to be issued or delivered under the plan of merger, or the authorized and unissued shares or the treasury shares of common stock of the surviving corporation to be issued or delivered under the plan of merger plus those initially issuable upon conversion of any other shares, securities or obligations to be issued or delivered under such plan do not exceed 20% of the shares of common stock of such constituent corporation outstanding immediately prior to the effective date of the merger.

Dissenters’ Rights of Appraisal	Alabama law generally affords dissenters’ rights of appraisal with respect to a merger, share exchange, sale of all or substantially all of a corporation’s assets and, to the extent the articles of incorporation of a corporation so provide, certain amendments to the articles of incorporation that materially and adversely affect stockholders’ rights. For a description of dissenters’ rights available to stockholders of the Company under Alabama law, see “Rights of Dissenting Stockholders” below and Exhibit D attached to this proxy statement.	Delaware law generally affords dissenters’ rights of appraisal with respect to stock of a corporation in a merger or consolidation. Delaware law, however, does not afford dissenters’ rights of appraisal with respect to (a) a sale of assets, (b) stock of a corporation surviving a merger if no vote of the stockholders is required to approve the merger under the circumstances set forth above in the section of this table entitled “Shareholder Voting” or (c) stock of a corporation in a merger or consolidation if the stock is (i) listed on a national securities exchange or designated as a national market system security or (ii) widely held (by more than 2,000 stockholders); provided, however that the holders of stock described in clauses (c)(i) or (c)(ii) will be entitled to dissenters’ rights if such holders are required to accept for shares anything except stock in the surviving corporation or stock in any other corporation that is listed on a national securities exchange or designated as a national market system security or widely held.

	ENERGYSOUTH, INC.,	ENERGYSOUTH, INC.,
	an Alabama corporation	a Delaware corporation
Inspection of Stockholders List	Alabama law requires that the list of stockholders entitled to notice of a meeting be available for inspection by any shareholder beginning two business days after notice of the meeting is given and continuing through the meeting. Under Alabama law, a corporation must make the list available at the corporation’s principal office or, if the principal office is not located within Alabama, at the corporation’s registered office in Alabama.	Delaware law requires that the list of stockholders entitled to vote at a meeting be available for inspection by any shareholder in the period beginning 10 days prior to the meeting and continuing through the meeting. Delaware law, however, only permits inspection of the list for a purpose germane to the meeting. Under Delaware law, a corporation must make the list available on a reasonably accessible electronic network or during ordinary business hours at the principal place of business of the corporation.

Dissolution	Under Alabama law, a corporation may voluntarily dissolve itself if the board of directors of the corporation by a majority vote recommends dissolution to the stockholders and stockholders approve a proposal to dissolve the corporation by the affirmative vote of two thirds of the votes of each class entitled to vote on the proposal.	Under Delaware law, a corporation may voluntarily dissolve itself if the board of directors adopts by a majority vote a resolution that dissolution is advisable and stockholders approve a proposal to dissolve the corporation by a majority vote of the outstanding stock of the corporation entitled to vote on the proposal.

Interested Director Transactions	Under Alabama law, a “conflicting interest” with respect to a corporation means an interest a director of a corporation has with respect to a transaction effected or proposed to be effected by the corporation or by a subsidiary if the director knows that the director, a personal related to the director or an entity affiliated with the director is a party to the transaction or has a beneficial interest in or so closely linked to the transaction and of such financial significance to the director or such other person that the interest would reasonably be expected to exert an influence on the director’s judgment if the director were called upon to vote on the transaction. A transaction that involves such a conflicting interest may not be enjoined, set aside, or give rise to an award of damages or other sanctions, in a proceeding by a shareholder or by or in the right of the	What constitutes a transaction with a “conflicting interest” is broader under Alabama law than what constitutes a comparable transaction under Delaware law. Under Delaware law, certain contracts or transactions in which one or more of a corporation’s directors have an interest are not void or voidable solely because of such interest, provided that the contract or transaction is fair at the time it is authorized, is ratified by the corporation’s stockholders after disclosure of the relationship or interest, or is authorized in good faith by a majority of the disinterested members of the board of directors or a committee thereof after disclosure of the relationship or interest. Delaware law permits an interested director to be counted in determining whether a quorum of the

ENERGYSOUTH, INC.,	ENERGYSOUTH, INC.,
an Alabama corporation	a Delaware corporation
corporation because the director, or any person with whom or which he or she has a personal, economic, or other association, has an interest in the transaction, if (i) the transaction received the affirmative vote of a majority (but no fewer than two) of qualified directors on the board of directors or on a committee of the board who voted on the transaction after disclosure to them; (ii) a majority of the votes entitled to be cast by the holders of all qualified shares are cast in favor of the transaction after notice of stockholders describing the director’s conflicting interest transaction; or (iii) the transaction, judged according to the circumstances at the time the corporation entered into a commitment with respect thereto, is established to have been fair to the corporation.	directors is present at the meeting approving the transaction, and further provides that the contract or transaction shall not be void or voidable solely because an interested director’s vote is counted at the meeting that authorizes the transaction.

For purposes of the foregoing, “qualified director” means, with respect to a director’s conflicting interest transaction, any director who does not have either a conflicting interest respecting the transaction or a familial, financial, professional or employment relationship with a second director who does not have a conflicting interest respecting the transaction. A majority (but no fewer than two) of all the qualified directors, or on the committee, constitutes a quorum for purposes of action that complies with the foregoing and directors’ action that otherwise complies with the foregoing is not affected by the presence or vote of a director who is not a qualified director. “Qualified shares” means any shares entitled to vote with respect to the director’s conflicting interest transaction except shares that are beneficially owned (or the voting of which is controlled) by a director who has a conflicting interest respecting the transaction or by a related person of the

	ENERGYSOUTH, INC.,	ENERGYSOUTH, INC.,
	an Alabama corporation	a Delaware corporation
director, or both. A majority of the votes entitled to be cast by the holders of all qualified shares constitutes a quorum for purposes of action that complies with the foregoing.

Examination of Books and Records	Under Alabama law, a shareholder of an Alabama corporation or of a foreign corporation with its principal office located in Alabama has the right to inspect and copy certain records, including the corporation’s articles of incorporation and bylaws, designated by Alabama law. Alabama law requires that a person be a shareholder of record for at least 180 days or be the holder of record of at least 5% of all outstanding shares of a corporation and have a proper purpose for the inspection to have the right to inspect other records, including the minutes of board of directors meetings and shareholder records.	Under Delaware law, any shareholder of record with a proper purpose has the right to inspect and copy stock ledgers and other books and records of a Delaware corporation. Under Delaware law, a “proper purpose” is a purpose reasonably related to such person’s interest as a shareholder.

Dividends and Repurchases of Shares	Under Alabama law and unless otherwise restricted by a corporation’s articles of incorporation, a corporation may not make any distribution (including dividends, whether in cash or other property, and repurchases of its shares) if, after making such distribution, (i) the corporation would not be able to pay its debts as they become due in the usual course of business or (ii) the corporation’s total assets would be less than the sum of its total liabilities plus (unless the articles of incorporation provide otherwise) the amount that would be needed, if the corporation were to be dissolved, to satisfy the preferential rights of stockholders whose preferential rights are superior to those receiving the distribution.	Delaware law permits a corporation to declare and pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year as long as the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets. In addition, Delaware law generally provides that a corporation may redeem or repurchase its shares only if the capital of the corporation is not impaired and such redemption or repurchase would not impair the capital of the corporation.

Accounting Treatment of the Reincorporation Merger
          The reincorporation merger would be accounted for as a reverse merger whereby, for accounting purposes, the Company would be considered the acquiror and the surviving corporation would be treated as the successor to the historical operations of the Company. Accordingly, the historical financial statements of the Company, which the Company previously reported to the Securities and Exchange Commission on Forms 10-K and 10-Q, among other forms, as of and for all period through the date of this proxy statement, would be treated as the financial statements of the surviving corporation.
Regulatory Approval
     To the Company’s knowledge, the only required regulatory or governmental approval or filings necessary in connection with the consummation of the reincorporation merger would be the filing of articles of merger with the Secretary of State of Alabama and the filing of a certificate of merger with the Secretary of State of Delaware.
Rights of Dissenting Stockholders
     Alabama law provides that a shareholder of the Company may dissent from the reincorporation merger and obtain payment for the fair value of his or her shares of common stock. The following is a summary of Sections 10-2B-13.01 through 10-2B-13.32 of the Alabama Business Corporation Act (the “Alabama Dissent Provisions”), the relevant text of which is set forth as Exhibit D to this proxy statement.
     Under the Alabama Dissent Provisions, a shareholder of the Company may dissent from the reincorporation merger by utilizing the following procedures: (i) the dissenting shareholder must deliver to the Company, prior to the vote being taken on the reincorporation merger at the annual meeting, written notice of his or her intent to demand payment for his or her shares of common stock if EnergySouth, Inc. and EnergySouth Delaware effect the reincorporation merger (the “notice requirement”); and (ii) the dissenting shareholder must not vote in favor of the reincorporation proposal (or submit a proxy that results in a vote in favor of the reincorporation proposal). As long as a shareholder fulfills the notice requirement described in (i) above, the shareholder’s failure to vote on the reincorporation proposal would not constitute a waiver of his or her right to demand payment. A shareholder who does not satisfy the procedures set forth in (i) and (ii) above waives his or her right to demand payment. A vote against the reincorporation proposal does not satisfy the procedures set forth in (i) and (ii) above.
     If the stockholders approve the reincorporation proposal, the Company must deliver written notice of such approval to each dissenting shareholder (the “written dissenters’ notice”), which must be sent not later than 10 days after the date EnergySouth, Inc. and EnergySouth Delaware effect the reincorporation merger, assuming EnergySouth, Inc. and EnergySouth Delaware do so, and the dissenting shareholder must make a demand for payment of the fair value of his or her shares of common stock in accordance with the terms of the written dissenters’ notice, which demand must be received by the Company by a date to be specified by the Company in the written dissenters’ notice, which date shall be not fewer than 30 nor more than 60 days after the date on which the written dissenters’ notice is delivered.
     Within 20 days after a shareholder makes a formal demand for payment, each shareholder demanding payment shall submit the certificate or certificates representing his or her shares of common stock to the Company for notation thereon by the Company that such demand has been made. The failure to submit the shares of common stock for such notation shall, at the option of the Company, terminate the shareholder’s rights under the Alabama Dissent Provisions unless a court of competent jurisdiction, for good and sufficient cause, shall otherwise direct. Once a shareholder makes a formal demand for payment, he or she may not withdraw his or her demand unless the Company consents to such withdrawal.
     Under the Alabama Dissent Provisions, a record shareholder may dissent as to fewer than all of the shares of common stock registered in his or her name only if he or she dissents with respect to all shares of common stock beneficially owned by any one person and notifies the Company in writing of the name and address of each person on whose behalf he or she asserts dissenters’ rights. The rights of a partial dissenter are determined as if the shares of common stock to which he or she dissents and his or her other shares of common stock were registered in the names of different stockholders.
     Upon the date EnergySouth, Inc. and EnergySouth Delaware effect the reincorporation merger, or upon receipt by the Company of a demand for payment, the Company must offer to pay each dissenting shareholder who has properly complied with the Alabama Dissent Provisions the amount estimated by the Company to be the fair value of the shares of common stock held by each such dissenting shareholder, plus accrued interest. Such offer must be accompanied by, among other information, the Company’s balance sheet as of the end of the fiscal year ending not more than 16 months before the date of the offer, an income statement for that year, the latest available interim financial statements, if any, a statement of the Company’s estimate of the fair value of the shares, and an explanation of how the interest was calculated. If any dissenting shareholder accepts such offer of payment, then such dissenting shareholder must surrender to the Company the certificate or certificates representing his or her shares of common stock. Upon receipt by the Company of the certificate or certificates, the Company shall pay such dissenting shareholder the fair value of his or her shares, plus accrued interest, and such dissenting shareholder will cease to have any interest in the shares. If, however, a dissenting shareholder does not accept the Company’s offer of payment, then such dissenting shareholder must, within 30 days after the Company offered payment for his or her shares of common stock, notify the Company in writing of his or her own estimate of the fair value of his or her shares of common stock and amount of interest due, and demand payment of such estimate, or reject the Company’s offer and demand the fair value of his or her shares of common stock and interest due. If this demand by a dissenting shareholder remains unsettled for 60 days, then the Company must commence a proceeding in the circuit court of Mobile County, Alabama to determine the fair value of the shares of common stock and accrued interest. If the Company does not commence this proceeding within the 60-day period, then the Company must pay each dissenting shareholder whose demand remains unsettled the amount demanded. The Company must make all dissenting stockholders whose demands remain unsettled parties to this proceeding. In such proceeding, the court may, if it so elects, appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The Company must pay each dissenting shareholder the amount found to be due after final determination of the proceedings. Upon payment of such judgment and surrender to the Company of the certificate or certificates representing the appraised shares, the dissenting shareholder will cease to have any interest in the shares of common stock.
     The costs and expenses of any such dissent proceeding will be determined by the court and will be assessed against the Company, but costs and expenses may be assessed against all or some of the dissenting stockholders, in such amounts as the court deems equitable, to the extent the court finds such dissenting stockholders acted arbitrarily, vexatiously or not in good faith in demanding payment after receiving an offer of payment from the Company. The court may also assess the reasonable fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable (a) against the Company and in favor of any or all dissenting stockholders if the court finds that the Company did not substantially comply with the requirements of the Alabama Dissent Provisions, or (b) against either the Company or a dissenting shareholder, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by the Alabama Dissent Provisions. If the court finds that the services of counsel for any dissenting shareholder were of substantial benefit to the other dissenting stockholders similarly situated, and that the fees for the services should not be assessed against the Company, the court may award such counsel reasonable fees to be paid out of the amounts awarded to dissenting stockholders who were benefited.
     The foregoing is only a summary of the Alabama Dissent Provisions, and is qualified in its entirety by reference to the provisions thereof, the text of which is set forth as Exhibit D to this proxy statement. Each shareholder of the Company is urged to carefully read the full text of the Alabama Dissent Provisions.

Certain Federal Income Tax Consequences
     The Company has been advised by its counsel, Armbrecht Jackson LLP, that, for federal income tax purposes, no gain or loss would be recognized by the holders of the common stock of EnergySouth, Inc. as a result of the consummation of the reincorporation merger and no gain or loss would be recognized by EnergySouth, Inc. or EnergySouth Delaware. In addition, counsel has advised the Company that each former holder of common stock of EnergySouth, Inc. would have the same basis in the common stock of the surviving corporation received by such person pursuant to the reincorporation merger as such holder had in the common stock of EnergySouth, Inc. held by such person immediately prior to the consummation of the reincorporation merger, and such person’s holding period with respect to such common stock of the surviving corporation would include the period during which such holder held the corresponding common stock of EnergySouth, Inc., provided the latter was held by such person as a capital asset immediately prior to the consummation of the reincorporation merger.
     State, local or foreign income tax consequences to stockholders may vary from the federal tax consequences described above. STOCKHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISERS AS TO THE EFFECT OF THE REINCORPORATION MERGER UNDER APPLICABLE FEDERAL, STATE, LOCAL OR FOREIGN INCOME TAX LAWS.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS
The firm of Deloitte & Touche LLP has served as independent public accountants to audit the Company’s financial statements for the past twenty years and they have been selected by the Board of Directors to continue in such capacity as independent public accountants for the Company for the current fiscal year. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.
Audit Fees. Deloitte & Touche LLP billed the Company aggregate fees totaling $489,000 and $555,000 for fiscal 2006 and fiscal 2005, respectively, for professional services rendered for the audit of the Company’s annual financial statements and the reviews of the financial statements included in the Company’s Forms 10-Q or services that are normally provided by Deloitte & Touche LLP in connection with statutory and regulatory filings or engagements, and fees incurred in meeting compliance requirements of Section 404 of the Sarbanes-Oxley Act of 2002.
Audit-Related Fees. The Company did not retain Deloitte & Touche LLP for fiscal 2006 and fiscal 2005 to perform assurance and related services reasonably related to the performance of the audit or review of the Company’s financial statements, including audit of the Company’s employee benefit plans.
Tax Fees. Deloitte & Touche LLP billed the Company aggregate fees totaling $13,000 and $12,000 for fiscal 2006 and fiscal 2005, respectively, for professional services rendered for tax compliance, tax advice and tax planning.
All Other Fees. Deloitte & Touche LLP billed the Company aggregate fees totaling $3,000 for each of fiscal 2006 and fiscal 2005, respectively, for services other than those described in the three immediately preceding paragraphs.

The Audit Committee of Board of Directors has considered whether the provision by Deloitte & Touche LLP of the services covered by the fees other than the audit fees is compatible with maintaining Deloitte & Touche LLP’s independence and believes that it is compatible.
Audit Committee Preapproval Policies. The Audit Committee of the Board of Directors has adopted preapproval policies and procedures with respect to engagements of Deloitte & Touche LLP. A copy of the Audit Committee Guidelines reflecting these policies and procedures was attached as Appendix B to the Company’s proxy statement with respect to the 2005 Annual Meeting of Stockholders.
ENERGYSOUTH, INC. STOCK PERFORMANCE GRAPH
The following graph compares the value of $100 invested on October 1, 2001 in Common Stock, the Hemscott (formerly known as CoreData) Utilities Industry Group Index (the “Hemscott Gas Index”), and the Russell 2000 Index, assuming reinvestment of dividends. The Hemscott Gas Index, published as Industry Group Index No. 912 by Hemscott of Richmond, Virginia, consists of 28 gas utilities including the Company.

Fiscal Year Ending	2001	2002	2003	2004	2005	2006
ENERGYSOUTH, INC.	100.00	122.11	156.00	209.86	218.85	275.49
Hemscott Gas Index	100.00	96.95	121.71	149.23	201.65	234.44
Russell 2000 Index	100.00	89.48	120.44	142.10	165.62	180.07

STOCKHOLDER PROPOSALS
Stockholders are entitled to submit proposals on matters appropriate for stockholder action consistent with regulations of the Securities and Exchange Commission (“SEC”). In order to be included in EnergySouth’s proxy statement and form of proxy relating to its 2007 Annual Meeting pursuant to Rule 14a-8 promulgated by the SEC (“Rule 14a-8”), proposals from stockholders to be presented at the 2008 Annual Meeting must be received by the Secretary of EnergySouth no later than August 17, 2007. The date after which notice of a shareholder proposal submitted outside of the processes of Rule 14a-8 will be considered untimely is October 31, 2007. If notice of such a shareholder proposal is received by the Company after November 1, 2006, then the Company’s proxy for the 2008 Annual Meeting may confer discretionary authority to vote on such matter without discussion of such matter in the proxy statement for the 2008 Annual Meeting.
OTHER PROPOSALS
As of this date, the Company does not know of any other business to be presented at the meeting. However, the enclosed proxy gives discretionary authority to the proxy holders named therein should any other matters be presented to the meeting and it is the intention of such proxy holders to take such action in connection therewith as shall be in accordance with their best judgment.

Please sign, date, and return the enclosed proxy promptly in the enclosed envelope on which no postage stamp is necessary if mailed in the United States.

ENERGYSOUTH, INC.
By G. EDGAR DOWNING, JR.
Secretary
Mobile, Alabama
Dated December 19, 2006

EXHIBITS
Exhibit A
     Agreement and Plan of Merger
Exhibit B
     Certificate of Incorporation of EnergySouth, Inc., a Delaware corporation
Exhibit C
     Bylaws of EnergySouth, Inc., a Delaware corporation
Exhibit D
     Provisions of Alabama Business Corporation Act Relating to Dissenters’ Rights

EXHIBIT A
AGREEMENT AND PLAN OF MERGER
     THIS AGREEMENT AND PLAN OF MERGER, dated ___ (this “Agreement”), is between EnergySouth, Inc., an Alabama corporation (“EnergySouth Alabama”), and EnergySouth, Inc., a Delaware corporation (“EnergySouth Delaware”) and a wholly owned subsidiary of EnergySouth Alabama. EnergySouth Alabama and EnergySouth Delaware are sometimes hereinafter collectively referred to as the “Constituent Corporations.”
RECITALS
     WHEREAS, EnergySouth Alabama is a corporation organized and existing under the laws of the State of Alabama, and, as of the date hereof, has ___ shares of common stock, par value $0.01 per share, issued and outstanding (“EnergySouth Alabama Common Stock”).
     WHEREAS, EnergySouth Delaware is a corporation organized and existing under the laws of the State of Delaware, and, as of the date hereof, has [1,000] shares of common stock, par value $0.01 per share, issued and outstanding (“EnergySouth Delaware Common Stock”), all of which are held by EnergySouth Alabama.
     WHEREAS, the respective Boards of Directors of EnergySouth Alabama and EnergySouth Delaware have adopted and approved, as the case may be, this Agreement, which is the plan of merger for purposes of the Alabama Business Corporation Act and the agreement of merger for purposes of the Delaware General Corporation Law, and the transactions contemplated by this Agreement, including the Merger (as hereinafter defined).
     WHEREAS, the Board of Directors of EnergySouth Alabama has determined that for the purpose of effecting the reincorporation of EnergySouth Alabama in the State of Delaware, this Agreement and the transactions contemplated by this Agreement, including the Merger, are advisable and in the best interests of EnergySouth Alabama and its shareholders, and the Board of Directors of EnergySouth Delaware has determined that this Agreement and the transactions contemplated by this Agreement, including the Merger are advisable and in the best interests of EnergySouth Delaware and its sole stockholder.
     WHEREAS, the respective Boards of Directors of EnergySouth Alabama and EnergySouth Delaware have determined to recommend this Agreement and the Merger to their respective shareholders and stockholder, as the case may be.
     NOW THEREFORE, in consideration of the mutual agreements and covenants set forth herein, EnergySouth Alabama and EnergySouth Delaware hereby agree, subject to the terms and conditions hereinafter set forth, as follows:
ARTICLE I
THE MERGER
     1.1 Merger. In accordance with the provisions of this Agreement, the Delaware General Corporation Law and the Alabama Business Corporation Act, EnergySouth Alabama shall be merged with and into EnergySouth Delaware (the “Merger”), whereupon the separate existence of EnergySouth Alabama shall cease and EnergySouth Delaware shall be, and is hereinafter sometimes referred to as, the “Surviving Corporation.”
     1.2 Filing and Effectiveness. The Merger shall become effective, upon the filing of (i) the certificate of merger with the Secretary of State of the State of Delaware and (ii) the articles of merger with the Secretary of State of the State of Alabama, unless another date and time is set forth in the certificate of merger and the articles of merger. The date and time when the Merger shall become effective is referred to herein as the “Effective Date of the Merger.”
     1.3 Effect of the Merger. On the Effective Date of the Merger, the separate existence of EnergySouth Alabama shall cease, and the Merger shall have the effects set forth in the applicable provisions of the Delaware General Corporation Law and the Alabama Business Corporation Act.

ARTICLE II
CHARTER DOCUMENTS, DIRECTORS AND OFFICERS
     2.1 Certificate of Incorporation. The Certificate of Incorporation of EnergySouth Delaware in effect immediately prior to the Effective Date of the Merger shall be, as of the Effective Date of the Merger, the certificate of incorporation of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.
     2.2 Bylaws. The Bylaws of EnergySouth Delaware in effect immediately prior to the Effective Date of the Merger shall be, as of the Effective Date of the Merger, the bylaws of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.
     2.3 Directors and Officers. The directors and officers of the Surviving Corporation as of the Effective Date of the Merger shall be the same as the directors and officers of EnergySouth Alabama immediately prior to the Effective Date of the Merger.
ARTICLE III
MANNER OF CONVERSION OF SHARES
     3.1 EnergySouth Alabama Common Stock. Upon the Effective Date of the Merger, each share of EnergySouth Alabama Common Stock (excluding shares held by shareholders who perfect their dissenters’ rights of appraisal as provided in Section 3.2 of this Agreement) that is issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be converted into the right to receive one fully paid and nonassessable share of EnergySouth Delaware Common Stock (the “Merger Consideration”). As of the Effective Date of the Merger, all shares of EnergySouth Alabama Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist and each certificate that previously represented such shares of EnergySouth Alabama Common Stock shall thereafter represent the Merger Consideration for all such shares.
     3.2 Dissenting Shareholders. Any holder of shares of EnergySouth Alabama Common Stock who perfects his or her dissenters’ rights of appraisal in accordance with and as contemplated by Article 13 of the Alabama Business Corporation Act shall be entitled to receive the value of such shares in cash as determined pursuant to Article 13 of the Alabama Business Corporation Act; provided, however, that no such payment shall be made to any dissenting shareholder unless and until such dissenting shareholder has complied with the applicable provisions of the Alabama Business Corporation Act, and surrendered to the Surviving Corporation the certificate or certificates representing the shares for which payment is being made. In the event that after the Effective Date of the Merger a dissenting shareholder of EnergySouth Alabama fails to perfect, or effectively withdraws or loses, his or her right to appraisal and of payment for his or her shares, such dissenting shareholder shall be entitled to receive the Merger Consideration in accordance with Section 3.1 upon surrender of the certificate or certificates representing the shares of EnergySouth Alabama Common Stock held by such shareholder.
     3.3 EnergySouth Alabama Options, Stock Purchase Rights and Other Equity-Based Awards.
     (a) Upon the Effective Date of the Merger, the Surviving Corporation shall assume and continue any and all stock option, stock incentive and other equity-based award plans heretofore adopted by EnergySouth Alabama (individually, an “Equity Plan” and, collectively, the “Equity Plans”), and shall reserve for issuance under each Equity Plan a number of shares of EnergySouth Delaware Common Stock equal to the number of shares of EnergySouth Alabama Common Stock so reserved immediately prior to the Effective Date of the Merger. Each unexercised option or other right to purchase EnergySouth Alabama Common Stock granted under and by virtue of any such Equity Plan which is outstanding immediately prior to the Effective Date of the Merger shall, upon the Effective Date of the Merger, become an option or right to purchase EnergySouth Delaware Common Stock on the basis of one share of EnergySouth Delaware Common Stock for each share of EnergySouth Alabama Common Stock issuable pursuant to any such option or stock purchase right, and otherwise on the same terms and conditions and at an exercise or conversion price per share equal to the exercise or conversion price per share applicable to any such EnergySouth Alabama option or stock purchase right. Each other equity-based award relating to EnergySouth Alabama Common Stock granted or awarded under any of the Equity Plans which is outstanding immediately prior to the Effective Date of the Merger shall, upon the Effective Date of the Merger, become an award relating to EnergySouth Delaware Common Stock on the basis of one share of EnergySouth Delaware Common Stock for each share of EnergySouth Alabama Common Stock to which such award relates and otherwise on the same terms and conditions applicable to such award immediately prior to the Effective Date of the Merger.
     (b) On or as soon as practicable following the Effective Date of the Merger, EnergySouth Delaware shall file with the Securities and Exchange Commission one or more registration statements on an appropriate form or one or more post-effective amendments to previously filed registration statements under the Securities Act of 1933, as amended, with respect to the shares of EnergySouth Delaware Common Stock which, upon the Effective Date of the Merger, will become subject to outstanding stock options and other equity-based awards under the Equity Plans, and shall use its best efforts to comply with any applicable state securities or “blue sky” laws, for as long as such options or other equity-based awards remain outstanding.
     3.4 EnergySouth Delaware Common Stock. Upon the Effective Date of the Merger, each share of EnergySouth Delaware Common Stock issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be cancelled without compensation therefor and returned to the status of authorized but unissued shares.
     3.5 Exchange of Certificates.
     (a) After the Effective Date of the Merger, each holder of an outstanding certificate representing EnergySouth Alabama Common Stock (excluding holders of certificates who perfect their dissenters’ rights of appraisal as provided in Section 3.2 of this Agreement) may, at such holder’s option, surrender the same for cancellation to such entity as the Surviving Corporation so designates as exchange agent (the “Exchange Agent”), and each such holder shall be entitled to receive in exchange therefor a certificate or certificates representing the Merger Consideration. Until so surrendered, each outstanding certificate theretofore representing EnergySouth Alabama Common Stock shall be deemed for all purposes to represent the Merger Consideration.
     (b) The registered owners of EnergySouth Alabama Common Stock on the books and records of EnergySouth Alabama immediately prior to the Effective Date of the Merger (excluding registered owners who perfect their dissenters’ rights of appraisal as provided in Section 3.2 of this Agreement) shall be the registered owners of EnergySouth Delaware Common Stock on the books and records of EnergySouth Delaware immediately after the Effective Time of the Merger, and the holders of shares of EnergySouth Alabama Common Stock, until such certificates shall have been surrendered for transfer or conversion or otherwise accounted for by the Surviving Corporation, shall be entitled to exercise any voting and other rights with respect to, and receive dividends and other distributions upon, the shares of EnergySouth Delaware Common Stock that the holders of EnergySouth Alabama Common Stock would be entitled to receive pursuant to the Merger.
     (c) If any certificate representing shares of EnergySouth Delaware Common Stock is to be issued in a name other than the name in which the certificate surrendered in exchange therefor is registered, the following conditions must be satisfied before the issuance thereof: (i) the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer; (ii) such transfer shall otherwise be proper; and (iii) the person requesting such transfer shall pay to the Exchange Agent any transfer or other taxes payable by reason of issuance of such new certificate in a name other than the name of the registered holder of the certificate surrendered or shall establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not payable.

ARTICLE IV
GENERAL PROVISIONS
     4.1 Covenants of EnergySouth Alabama. EnergySouth Alabama covenants and agrees that it will on or before the Effective Date of the Merger take all such other actions as may be required by the Delaware General Corporation Law and the Alabama Business Corporation Act to effect the Merger.
     4.2 Covenants of EnergySouth Delaware. EnergySouth Delaware covenants and agrees that it will on or before the Effective Date of the Merger:
     (a) take such action as may be required to qualify to do business as a foreign corporation in the states in which EnergySouth Alabama is qualified to do business immediately before the Effective Date of the Merger and in connection therewith irrevocably appoint an agent for service of process as required under the applicable provisions of the relevant state laws;
     (b) take all such other actions as may be required by the Delaware General Corporation Law and the Alabama Business Corporation Act to effect the Merger.
     4.3 Conditions to the Obligations of the Constituent Corporations to Effect the Merger. The respective obligation of each Constituent Corporation to effect the Merger shall be subject to the satisfaction at or prior to the Effective Date of the Merger of the following conditions:
     (a) The Agreement shall have been approved by two thirds of the outstanding shares of EnergySouth Alabama Common Stock entitled to vote on the Agreement, and the Agreement shall have been adopted by the affirmative vote of a majority of the outstanding shares of EnergySouth Delaware Common Stock entitled to vote on the Agreement.
     (b) No statute, rule, regulation, executive order, decree, ruling, injunction or other order (whether temporary, preliminary or permanent) shall have been enacted, entered, promulgated or enforced by any court or governmental authority of competent jurisdiction which prohibits, restrains, enjoins or restricts the consummation of the Merger; provided, however that the Constituent Corporations shall use their reasonable best efforts to cause any such decree, ruling, injunction or other order to be vacated or lifted.
     (c) The shares of EnergySouth Delaware Common Stock issuable pursuant to this Agreement shall have been approved for quotation by NASDAQ, subject to official notice of issuance.
     4.4 Further Assurances. From time to time, as and when required by EnergySouth Delaware, EnergySouth Alabama shall execute and deliver or shall cause to be executed and delivered such deeds and other instruments, and EnergySouth Alabama shall take or cause to be taken any actions as shall be appropriate or necessary, (a) to vest or perfect in EnergySouth Delaware or confirm that EnergySouth Delaware shall have record ownership of or otherwise own the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of EnergySouth Alabama on the Effective Date of the Merger or shortly thereafter and (b) to carry out the purposes of or to effectuate this Agreement by the Effective Date of the Merger or shortly thereafter, unless a specific deadline is established by this Agreement.
     4.5 Abandonment. At any time before the Effective Date of the Merger, this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of any Constituent Corporation, notwithstanding the approval or adoption, as the case may be, of this Agreement by the shareholders or stockholder, as the case may be, of any or both of the Constituent Corporations.
     4.6 Registered Office. The registered office of the Surviving Corporation in the State of Delaware is located at                                                                                                      , and                                                              is the registered agent of the Surviving Corporation at such address.
     4.7 Agreement. Executed copies of this Agreement will be on file at the principal place of business of the Surviving Corporation in Mobile, Alabama, and copies thereof will be furnished to any shareholder or stockholder, as the case may be, of either Constituent Corporation, upon request and without cost.

     4.8 Governing Law. This Agreement shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws of the State of Delaware (without giving effect to principles of conflicts of laws) and, so far as applicable, the merger provisions of the Alabama Business Corporation Act.
     4.9 Counterparts. In order to facilitate the filing and recording of this Agreement, this Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.
     IN WITNESS WHEREOF, EnergySouth Alabama and EnergySouth Delaware have caused this Agreement to be executed as of the day and year first above written by their respective duly authorized officers.

EnergySouth, Inc., an Alabama corporation

By

Its

EnergySouth, Inc., a Delaware corporation

By

Its

EXHIBIT B
CERTIFICATE OF INCORPORATION
OF
ENERGYSOUTH, INC.,
a Delaware corporation
ARTICLE 1
NAME
     The name of the corporation is “EnergySouth, Inc.” (hereinafter, the “Corporation”).
ARTICLE 2
AUTHORIZED CAPITAL STOCK
     The Corporation is authorized to issue THIRTY MILLION (30,000,000) shares of capital stock, consisting of two classes of stock in the following numbers of shares: (i) TWENTY MILLION (20,000,000) shares of one cent ($0.01) par value common stock (the “Common Stock”) and (ii) TEN MILLION (10,000,000) shares of one cent ($0.01) par value preferred stock (the “Preferred Stock”).
     The preferences, limitations and relative rights of the above two classes of stock shall be as follows:
     A. Common Stock.
     (1) Except as may be otherwise required by law or by this Certificate of Incorporation, each holder of Common Stock shall have one vote in respect of each share of such stock held by such holder on all matters voted upon by the stockholders of the Corporation.
     (2) After distribution in full of the preferential amount, if any, fixed pursuant to paragraph B(2)(f) of this Article 2 to be distributed to the holders of any series of Preferred Stock, in the event of the voluntary or involuntary dissolution or liquidation of the Corporation, the holders of Common Stock (and the holders of Preferred Stock, if and to the extent provided pursuant to paragraph B(2)(f) of this Article 2) shall be entitled to receive the net assets of the Corporation of whatever kind available for distribution.
     B. Preferred Stock.
     (1) Shares of Preferred Stock may be issued in one or more series at such time or times and for such consideration as the Board of Directors may determine. Each such series shall be given a distinguishing designation. All shares of any one series shall have preferences, limitations and relative rights identical with those of other shares of the same series and, except to the extent otherwise provided in the description of such series, with those of other shares of Preferred Stock.
     (2) Authority is hereby expressly granted to the Board of Directors to fix from time to time, by resolution or resolutions providing for the establishment and/or issuance of any series of Preferred Stock, the designation of such series and the preferences, limitations and relative rights of the shares of such series, including the following:
     (a) The distinctive designation and number of shares comprising such series, which number may (except where otherwise provided by the Board of Directors in creating such series) be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the Board of Directors;
     (b) The voting rights, if any, which shares of that series shall have, which may be special, conditional, limited or otherwise;
     (c) The rate of dividends, if any, on the shares of that series, whether dividends shall be non-cumulative,

cumulative to the extent earned, partially cumulative or cumulative (and, if cumulative, from which date or dates), whether dividends shall be payable in cash, property or rights, or in shares of the Corporation’s capital stock, and the relative rights of priority, if any, of payment of dividends on shares of that series over shares of any other series or of any other class of Corporation stock;
     (d) Whether the shares of that series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, the event or events upon or after which they shall be redeemable, whether they shall be redeemable at the option of the Corporation, the stockholder or another person, the amount per share payable in case of redemption (which amount may vary under different conditions and at different redemption dates), whether such amount shall be a designated amount or an amount determined in accordance with a designated formula or by reference to extrinsic data or events and whether such amount shall be paid in cash, indebtedness, securities or other property or rights, including securities of any other corporation;
     (e) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series and, if so, the terms of and amounts payable into such sinking fund;
     (f) The rights to which the holders of the shares of that series shall be entitled in the event of voluntary or involuntary dissolution or liquidation of the Corporation, and the relative rights of priority, if any, of payment of shares of that series over shares of any other series or of any other class of Corporation stock in any such event;
     (g) Whether the shares of that series shall be convertible into or exchangeable for cash, shares of stock of any other class or any other series, indebtedness, or other property or rights, including securities of another corporation, and, if so, the terms and conditions of such conversion or exchange, including the rate or rates of conversion or exchange, and whether such rate shall be a designated amount or an amount determined in accordance with a designated formula or by reference to extrinsic data or events, the date or dates upon or after which they shall be convertible or exchangeable, the duration for which they shall be convertible or exchangeable, the event or events upon or after which they shall be convertible or exchangeable, and whether they shall be convertible or exchangeable at the option of the Corporation, the stockholder or another person, and the method (if any) of adjusting the rate of conversion or exchange in the event of a stock split, stock dividend, combination of shares or similar event;
     (h) Whether the issuance of any additional shares of such series, or of any shares of any other series, shall be subject to restrictions as to issuance, or as to the powers, preferences or rights of any such other series; and
     (i) Any other preferences, privileges and powers and relative, participating, optional or other special rights and qualifications, limitations or restrictions of such series, as the Board of Directors may deem advisable and as shall not be inconsistent with the provisions of this Article 2 and to the full extent now or hereafter permitted by the laws of the State of Delaware.
     (3) Before issuing any shares of a series of Preferred Stock the Corporation shall deliver to the Secretary of State for filing a certificate of designations, which (except as may be otherwise required by Delaware law) shall be effective without stockholder action, that sets forth a copy of a copy of the resolution or resolutions adopted by the Board of Directors pursuant to authority expressly vested in it by this Certificate of Incorporation or any amendment hereto and the number of shares of such series of Preferred Stock as to which the resolution or resolutions apply.
ARTICLE 3
NO PREEMPTIVE RIGHTS
     The stockholders of the Corporation shall not have preemptive rights.
ARTICLE 4
INITIAL REGISTERED OFFICE AND AGENT
      The street address of the Corporation’s initial registered office is

         , and the name of its initial registered agent at that office                                                             .
ARTICLE 5
INCORPORATOR
     The name and address of the incorporator are G. Edgar Downing, Jr., 2828 Dauphin Street, Mobile, Alabama 36606.
ARTICLE 6
DIRECTORS
     (a) All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation managed under the direction of, a board of directors, which shall consist of not less than seven nor more than twelve persons. The exact number of directors within the minimum and maximum limitation specified in the preceding sentence shall be fixed from time to time by the board of directors pursuant to a resolution adopted by a majority of the entire board of directors. Until otherwise changed in accordance with this Article 6, the number of directors shall be nine. The directors shall be divided and classified into three classes, as nearly equal in number as possible (provided that the initial board of directors shall be made up of the directors of EnergySouth, Inc., an Alabama corporation, and not include an equal number of directors in each class), with the term of office of the first class of directors to expire at the annual meeting of stockholders of the Corporation to be held in 2008, the term of office of the second class of directors to expire at the annual meeting of stockholders of the Corporation to be held in 2009, and the term of office of the third class of directors to expire at the annual meeting of stockholders of the Corporation to be held in 2010. At each annual meeting of stockholders of the Corporation following such initial classification and election, except as provided below in this Article 6 in the case of electing a successor to a director elected by the board of directors to fill a vacancy occurring in the membership of the board of directors, directors elected to succeed those directors whose terms expire at such annual meeting shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders of the Corporation after their election.
     (b) Any vacancy occurring in the board of directors, including by reason of an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors. A director so elected to fill a vacancy shall be elected to serve until the next election of the class for which such director shall have been chosen. No decrease in the number of directors constituting the board of directors shall shorten the term of any incumbent director.
     (c) Notwithstanding the foregoing provisions of this Article 6, any director whose term of office has expired shall continue to hold office until his successor shall be elected and qualify.
     (d) Directors may be removed from office at any time, without cause, but only by the affirmative vote of at least seventy-five percent (75%) of the total number of votes entitled to be cast by the holders of all of the shares of capital stock of the Corporation then entitled to vote generally in the election of directors. The holder of each share of capital stock entitled to vote thereon shall be entitled to cast the same number of votes as the holder of such shares is entitled to cast generally in the election of each director. Directors may be removed from office at any time, with cause, in the manner provided by law.
     (e) Notwithstanding any other provisions of these Articles of Incorporation or the Bylaws of the Corporation, the affirmative vote of at least seventy-five percent (75%) of the total number of votes entitled to be cast by the holders of all of the shares of capital stock of the Corporation then entitled to vote generally in the election of directors shall be required to amend, alter, change or repeal, or to adopt any provision as part of these Articles of Incorporation inconsistent with, this Article 6.
     (f) At each annual meeting of stockholders thereafter, any director who has attained the age of 72 prior to the date of an annual meeting of stockholders shall retire effective as of the date of such annual meeting, at which time a director may be elected to fill the unexpired portion of the term of office of the retired director.

ARTICLE 7
PURPOSES
     The purpose for which the Corporation is formed is the transaction of all lawful business for which corporations may be incorporated under the General Corporation Law of Delaware, including, without limitation, that of being a holding company for companies engaged in energy related businesses.
ARTICLE 8
BUSINESS COMBINATIONS WITH RELATED PERSONS
     In lieu of being governed by Section 203 of the General Corporation Law of Delaware, the Corporation shall be governed by the provisions of this Article 8 respecting business combinations with related persons.
     Section 8.01 Definitions.
     The following definitions shall apply for purposes of this Article 8:
     (1) Affiliate. An “Affiliate” of, or Person “affiliated with,” a specified Person, is a Person that directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a specified Person. The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise, and a Person who is the Beneficial Owner of shares representing ten percent (10%) or more of the votes entitled to be cast by the Corporation’s voting shares shall be irrebuttably presumed to be in control of the Corporation.
     (2) Associate. The term “Associate,” when used to indicate a relationship with any Person, means (a) any Person (other than the Corporation or a Subsidiary) of which such Person is an officer, director or partner or is the Beneficial Owner of ten percent (10%) or more of any class of equity securities, (b) any trust or other estate in which such Person has a beneficial interest of ten percent (10%) or more or as to which such Person serves as a trustee or in a similar fiduciary capacity, and (c) any relative or spouse of such Person, or any relative of such spouse who has the same home as such Person.
     (3) Beneficial Owner. A Person shall be considered to be the “Beneficial Owner” of any equity securities (which equity securities are referred to herein as “Beneficially Owned”):
          (a) which such Person or any of such Person’s Affiliates or Associates owns, directly or indirectly; or
          (b) which such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has (i) the right to acquire, whether such right is exercisable immediately or only after the passage of time, pursuant to any agreement, arrangement, or understanding or upon the exercise of conversion rights, exchange rights, warrants or options or otherwise; or (ii) the right to vote pursuant to any agreement, arrangement, or understanding; or
(c) which are owned, directly or indirectly, by any other Person with which such Person or any of its Affiliates or Associates has any agreement, arrangement, or understanding for the purpose of acquiring, holding, voting, or disposing of such equity securities.
     (4) Business Combination. The term “Business Combination” shall mean:
          (a) a merger or consolidation of the Corporation or any Subsidiary with or into any other Person, or of such other Person with or into the Corporation or any Subsidiary; or
          (b) any sale, exchange, lease, mortgage, pledge, transfer or other disposition to any other Person, in one transaction or a series of transactions, of assets of the Corporation or any Subsidiary having an aggregate book value as of the end of the Corporation’s most recently ended fiscal quarter of ten percent (10%) or more of the net assets of the Corporation;
          (c) any sale, exchange, lease, mortgage, pledge, transfer or other disposition for value by any other Person of any assets to the Corporation or any Subsidiary in exchange for Outstanding Shares or equity securities of any Subsidiary, where the result of such transaction is that such other Person is the Beneficial Owner of a majority of the Outstanding Shares; or
          (d) the liquidation or dissolution of the Corporation or any Subsidiary if such liquidation or dissolution is proposed by or on behalf of a Related Person; or
          (e) any share exchange in which shares of common stock of the Corporation or of any Subsidiary having an aggregate book value as of the end of the Corporation’s most recently ended fiscal quarter of ten percent (10%) or more of the net assets of the Corporation are exchanged for shares of stock, other securities, cash or other property; or
          (f) any amendment of these Articles of Incorporation which would effect a reclassification of any securities of the Corporation (including a reverse stock split or the equivalent thereof) or any merger of the Corporation with any Subsidiary, which has the effect, directly or indirectly, of increasing the proportionate share of any class of the Outstanding Shares or any equity securities of any Subsidiary, Beneficially Owned by a Related Person.
     (5) Continuing Director. (a) The term “Continuing Director” shall mean any member of the Board of Directors who is not (i) a Related Person or an Affiliate or Associate of a Related Person or of any such Affiliate or Associate or (ii) a representative of a Related Person or of any such Affiliate or Associate, and who was a Director of the Corporation prior to the time a Related Person became such. (b) Any successor to a Continuing Director described in (a) above shall also be deemed a Continuing Director if such successor is not an Affiliate or Associate of a Related Person and was recommended by a majority of the Continuing Directors then on the Board of Directors, provided that at the time of such recommendation, Continuing Directors comprised a majority of the Board. (c) If there is no Related Person, all members of the Board of Directors shall be deemed to be Continuing Directors.
     (6) Date of Determination. The term “Date of Determination” shall mean (a) the date on which a binding agreement (except for the fulfillment of conditions precedent, including, without limitation, votes of stockholders to approve such transaction) is entered into by the Corporation, as authorized by the Board of Directors, and another Person providing for any Business Combination, or (b) if such an agreement as referred to in item (a) above is amended so as to make it less favorable to the Corporation or its stockholders, the date on which such amendment is entered into by the Corporation, as authorized by the Board of Directors, or (c) in cases where neither items (a) nor (b) shall be applicable, the record date for the determination of stockholders of the Corporation entitled to notice of and to vote upon the transaction in question. The Board of Directors shall have the power and duty to determine pursuant to the foregoing the Date of Determination as to any transaction for purposes of this Article 8. Any such determination made by the Board of Directors in good faith shall be conclusive and binding for all purposes of this Article 8.
     (7) Fair Market Value. The term “Fair Market Value” shall mean, as of any date: (a) in the case of stock, either (i) the median of the averages of the daily high and low sale prices during the 30-day period immediately preceding such date of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed; or (ii) if such stock is not listed on any such exchange, the median of the averages of the daily closing bid and closing asked quotations on the National Association of Securities Dealers Automated Quotations System (“NASDAQ”) (or any successor system then in use), or the median of the averages of the daily high and low sales prices on the NASDAQ National Market System, if applicable, for such stock during the 30-day period preceding such date, or if no such quotations are then available, the fair market value as determined in good faith by a majority of the Continuing Directors; and (b) in the case of property other than cash or stock, the fair market value of such property on such date as determined in good faith by a majority of the Continuing Directors.
     (8) Outstanding Shares. The term “Outstanding Shares” shall mean any issued shares of capital stock of the Corporation with the right generally to vote for the election of Directors, but shall not include any shares (prior to issue) which may be issuable pursuant to any agreement or upon exercise of conversion rights, warrants, options or otherwise.
     (9) Person. The term “Person” shall mean any individual, partnership, corporation, group or other entity (other than the Corporation, any Subsidiary or a trustee holding stock for the benefit of employees of the Corporation or any Subsidiary, or any one of them, pursuant to one or more employee benefit plans or arrangements). When two or more Persons act as a partnership, limited partnership, syndicate, association or other group for the purposes of acquiring, holding, voting or disposing of Outstanding Shares, such partnership, syndicate, association, or group shall be deemed a “Person.”

     (10) Related Person. The term “Related Person” shall mean any Person which, together with the Affiliates and Associates of such Person, is the Beneficial Owner as of the Date of Determination or immediately prior to the consummation of a Business Combination, or both, of at least that number of shares of stock of the Corporation equal to ten percent (10%) of all of the Outstanding Shares, but does not include any one or a group of more than one Continuing Director. The term “Related Person” shall include the Affiliates and Associates of such Related Person.
     (11) Subsidiary. The term “Subsidiary” shall mean any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation.
     Section 8.02 Determination of Application of Article 8.
     The Board of Directors shall have the power and the duty to determine for the purposes of Article 8, on the basis of the information known to the Board of Directors, any fact determinable under this Article 8 and the applicability of all definitions to transactions contemplated by this Article 8, including but not limited to the following:
     (1) the number of shares of stock of the Corporation owned by a Person, and
     (2) whether a Person is an Affiliate or Associate of another, and
     (3) the fair market value, to be determined pursuant to the definition of “Fair Market Value” contained in Section 8.01(7), of consideration other than cash received or to be received for Outstanding Shares.
     Any such determination shall be conclusive and binding for all purposes of this Article 8, provided that such determination is approved by a majority of the Continuing Directors then in office.
     Section 8.03 Voting Requirements for Business Combinations with Related Persons.
     Except as set forth in Sections 8.04 and 8.05 of this Article 8, if as of the Date of Determination with respect to any Business Combination, any Person that is a party to such Business Combination is a Related Person, the affirmative vote or consent of the holders of at least seventy-five percent (75%) of all Outstanding Shares shall be required to approve such Business Combination. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise, and shall be in addition to any stockholder vote which would be required without reference to this Article 8.
     Section 8.04 Nonapplicability of Special Voting Requirements.
     The provisions of Section 8.03 shall not apply if all of the following conditions shall have been met, provided, however, that nothing contained in this Article 8 shall be construed to relieve any Related Person from any fiduciary obligation imposed by law:
     (1) The consideration to be received by the Corporation or per share by holders of Outstanding Shares shall be in cash or in the same form as the consideration given by the Related Person in acquiring Outstanding Shares at any time during the period commencing on the date of the first acquisition by such Related Person of any Outstanding Shares and ending on and including the date upon which the Related Person became a Related Person. If the Related Person paid for Outstanding Shares with varying forms of consideration, the form of consideration to be received by the Corporation or per share by holders of Outstanding Shares shall be either cash or the form of consideration used to acquire the largest number of Outstanding Shares acquired by the Related Person during such period.
     (2) The Fair Market Value of the consideration received in such Business Combination by the Corporation (analyzed on a per share basis) or per share by holders of Outstanding Shares is not less than the highest per share price (including brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by such Related Person in acquiring any of its holdings of Outstanding Shares.
     (3) The ratio of:
          (a) the Fair Market Value of the consideration to be received in such Business Combination by the

Corporation (analyzed on a per share basis) or per share by holders of Outstanding Shares to
          (b) the per share market price of Outstanding Shares immediately prior to the announcement of the Business Combination, is at least as great as the ratio of
          (c) the highest per share price (including brokerage commissions, transfer taxes and soliciting dealers’ fees) which such Related Person has paid for any of the Outstanding Shares acquired by it prior to the Date of Determination to
          (d) the per share market price of Outstanding Shares immediately prior to the initial acquisition by such Related Person of any Outstanding Shares.
          (4) The Fair Market Value of consideration to be received in such Business Combination by the Company (analyzed on a per share basis) or per share by holders of Outstanding Shares shall not be less than the sum of:
     (a) the higher of (i) the highest gross per share price paid or agreed to be paid by the Related Person to acquire any of the Outstanding Shares of the Company beneficially owned by such Related Person or (ii) the highest per share market price for such Outstanding Shares since the Related Person became a Related Person, plus
     (b) an amount equal to the highest price/earnings multiple of the Company, as customarily computed and reported in the financial community, attained by the Company during the five fiscal years immediately preceding the Date of Determination multiplied by the aggregate amount, if any, by which seven percent (7%) of such higher per share price determined under (a) above exceeds the smallest quarterly common stock dividend per share (annualized) paid in cash since the date on which such Related Person became a Related Person.
     (5) If the Related Person is a corporation, the Fair Market Value of the consideration to be received in such Business Combination by the Corporation (analyzed on a per share basis) or per share by holders of Outstanding Shares shall be not less than the primary earnings per share of Outstanding Shares during the four full consecutive fiscal quarters immediately preceding the Date of Determination for solicitation of votes on such Business Combination multiplied by the then price/earnings multiple (if any) of the voting common stock of such Related Person as customarily computed and reported in the financial community.
     (6) The Fair Market Value of the consideration to be received in such Business Combination by the Corporation (analyzed on a per share basis) or per share by holders of Outstanding Shares shall not be less than the per share book value of Outstanding Shares at the end of the most recent fiscal year preceding the Date of Determination, calculated in accordance with generally accepted accounting principles.
     (7) After such Related Person has become a Related Person and prior to the consummation of such Business Combination there shall have been (i) no reduction in the annual dividend from that most recently paid on Outstanding Shares (except as necessary to reflect any subdivision of the Outstanding Shares through stock dividend, stock split, or otherwise), except as approved by two-thirds of the Continuing Directors if such Continuing Directors comprise at least a majority of the Board of Directors at the time of such approval, and (ii) an increase in such annual dividend as necessary to reflect any reclassification (including a reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of Outstanding Shares, unless the failure so to increase such annual dividend is approved by two-thirds of the Continuing Directors and such Continuing Directors comprise at least a majority of the Board of Directors at the time of such approval.
     (8) After such Related Person has become a Related Person, such Related Person shall not have received the benefit, directly or indirectly (except proportionately as a stockholder of the Corporation) of any loans, advances, guarantees, pledges or other financial assistance or benefit or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.
     Section 8.05 Approval by Continuing Directors.
     The provisions of Sections 8.03 shall not be applicable to any particular Business Combination or other event covered thereby, and such Business Combination or other event covered thereby shall require only such affirmative vote as is required by law or in any agreement with any national securities exchange or otherwise and by any other provision of these Articles of Incorporation, if both of the following conditions with respect to such Business Combination or other event shall have been satisfied: (1) the Business

Combination or other event shall have been approved by two-thirds of the Continuing Directors; and (2) at the time of such approval, Continuing Directors comprised at least a majority of the Board of Directors.
     Section 8.06 Amendment.
     The affirmative vote of stockholders required to alter, amend or repeal all or any part of this Article 8, or to alter, amend, or repeal any other provision of the Articles of Incorporation of the Corporation in any respect which would or might have the effect, directly or indirectly, of modifying, permitting any action inconsistent with, or permitting circumvention of, this Article 8 (including, but not limited to, any amendment of the Articles of Incorporation which would effect a reclassification of any securities of the Corporation which has the effect, directly or indirectly, of increasing the proportionate share of Outstanding Shares, or outstanding shares of any Subsidiary, Beneficially Owned by a Related Person), shall be at least seventy-five percent (75%) of all of the Outstanding Shares; provided, however, that if such proposed alteration, amendment or repeal is approved by two-thirds of the Continuing Directors and at the time of such approval Continuing Directors comprise at least a majority of the Board of Directors, then such proposed alteration, amendment or repeal shall require for approval only such affirmative vote as is required by law or in any agreement with any national securities exchange or otherwise and by any other provision of these Articles of Incorporation. The 75% affirmative vote provided for above shall be in addition to any stockholder vote which would be required without reference to this Article 8.
ARTICLE 9
LIMITATIONS ON DIRECTOR LIABILITY
     A director of the Corporation shall not be liable to the Corporation or its stockholders for money damages for any action taken, or any failure to take any action, as a director, except for liability (i) for any transaction from which the director derived an improper personal benefit; (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law; (iii) under Section 174 of the Delaware General Corporation Law or any successor provision to such section; or (iv) for a breach of such director’s duty of loyalty to the Corporation or its stockholders. If the Delaware General Corporation Law, or any successor statute thereto, is hereafter amended to authorize the further elimination or limitation of the liability of a director of a corporation, then the liability of a director of the Corporation, in addition to the limitations on liability provided herein, shall be limited to the fullest extent permitted by the Delaware General Corporation Law, as amended, or any successor statute thereto. The limitation on liability of directors of the Corporation contained herein shall apply to liabilities arising out of acts or omissions occurring subsequent to the adoption of this Article 9 and, except to the extent prohibited by law, to liabilities arising out of acts or omissions occurring prior to the adoption of this Article 9. Any repeal or modification of this Article 9 by the stockholders of the Corporation shall be prospective only and shall not adversely affect any limitation of the liability of a director of the Corporation existing at the time of such repeal or modification.
ARTICLE 10
ACTION BY STOCKHOLDERS WITHOUT A MEETING
     Any action required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by all stockholders entitled to vote on the action and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of the stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered in the manner required by this Article 10 to the Corporation, written consents signed by all holders entitled to vote on the action are delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of the stockholders are recorded. Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

ARTICLE 11
AMENDMENT OF BYLAWS
     The Corporation’s Bylaws may be altered, amended or repealed, or new Bylaws may be adopted, by the Board of Directors, provided that: (a) the Board of Directors may not alter, amend or repeal any Bylaw establishing what constitutes a quorum at stockholders’ meetings, and (b) no Bylaw shall be altered, amended or repealed in a manner inconsistent with the provisions of Article 6 hereof.
     The undersigned incorporator, for the purpose of forming a corporation under the laws of the State of Delaware, makes, files and records this Certificate of Incorporation, certifies that the facts herein stated are true, and, accordingly, has hereto set his hand this ___day of                                         , 200___.

/s/
G. Edgar Downing, Jr.

EXHIBIT C
BYLAWS
OF
ENERGYSOUTH, INC.,
a Delaware corporation
ARTICLE I
STOCKHOLDERS
     SECTION 1. ANNUAL MEETING. The Corporation shall hold annually a regular meeting of its Stockholders for the election of Directors and for the transaction of general business at the principal office of the Corporation in Mobile, Alabama, except in cases in which the calls therefor designate some other place either within or without the State of Alabama, at ten o’clock A.M. on the last Friday in January in each year, if not a legal holiday, and if a legal holiday, then on the first day following which is not a legal holiday. Such annual meetings shall be general meetings, that is to say, open for the transaction of any business within the powers of the Corporation without special notice of such business, except in cases in which special notice is required by law, by the Certificate of Incorporation or by these Bylaws.
     SECTION 2. SPECIAL MEETINGS. At any time in the interval between annual meetings, meetings of the Stockholders may be called by the Board of Directors or the holders of not less than one-tenth of all shares of the Corporation’s outstanding capital stock entitled to vote at the meeting. Special meetings of the Stockholders shall be held at the principal office of the Corporation in Mobile, Alabama, except in cases in which the calls therefor designate some other place either within or without the State of Alabama.
     SECTION 3. NOTICE OF MEETINGS. Written or printed notice of every annual meeting or special meeting of the Stockholders shall be given to each Stockholder entitled to vote at such meeting, by leaving the same with him, or by mailing it, postage prepaid, and addressed to him at his address as it appears upon the books of the Corporation, at least ten days before such meeting, except as otherwise provided by law. Notice of every special meeting shall state the place, day and hour of such meeting and the general nature of the business proposed to be transacted thereat. Failure to give notice of any annual meeting or any irregularity in such notice shall not affect the validity of such annual meeting or of any proceedings at such meeting (other than proceedings of which special notice is required by law, by the Certificate of Incorporation or by these Bylaws). It shall not be requisite to the validity of any meeting of Stockholders that notice thereof whether prescribed by law, by the Certificate of Incorporation or by these Bylaws, shall have been given to any Stockholder who attends in person or by proxy, or to any Stockholder who in writing executed and filed with the records of the meeting either before or after the holding thereof, waives such notice. Except as otherwise provided by law, no notice other than by verbal announcement need be given of any adjourned meetings of Stockholders.
     SECTION 4. QUORUM. At all meetings of Stockholders, the Stockholders entitled to cast a majority in number of votes, present in person or by proxy, shall constitute a quorum for the transaction of business; but in the absence of a quorum the Stockholders present in person or by proxy by majority vote may adjourn the meeting from time to time without notice other than by verbal announcement at the meeting, until a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the original meeting.
     SECTION 5. PROXY AND VOTING. The voting power of the capital stock of the Corporation shall be as provided in the Certificate of Incorporation. Stockholders of record entitled to vote may vote at any meeting either in person or by signed proxy, and dated, but need not be sealed, witnessed or acknowledged, which shall be filed with the Secretary before being voted. Such proxies shall entitle the holders thereof to vote at any adjournment of such meeting but shall not be valid after the final adjournment thereof. Each Stockholder shall be entitled to one vote for each share of stock held by him.
     SECTION 6. LIST OF STOCKHOLDERS. A complete list of the Stockholders entitled to vote at the ensuing meeting arranged in alphabetical order with the mailing address of each according to the records of the Corporation and the number of voting shares held by each shall be prepared, certified and filed with the Secretary within the time required by law.

ARTICLE II
BOARD OF DIRECTORS
     SECTION 1. ELECTION AND POWERS. Except such as are by law, by the Certificate of Incorporation or by these Bylaws, conferred upon or reserved to the Stockholder, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation managed under the direction of, a Board of Directors, which shall consist of not less than [seven] nor more than twelve persons. The exact number of Directors within the minimum and maximum limitation specified in the preceding sentence shall be fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors. Until otherwise changed in accordance with these Bylaws and Article 6 of the Certificate of Incorporation, the number of Directors shall be nine. The Directors shall be divided and classified into three classes, as nearly equal in number as possible (provided that the initial board of directors shall be made up of the directors of EnergySouth, Inc., an Alabama corporation, and not include an equal number of directors in each class), with the term of office of the first class of Directors to expire at the annual meeting of shareholders of the Corporation to be held in 2008, the term of office of the second class of Directors to expire at the annual meeting of shareholders of the Corporation to be held in 2009, and the term of office of the third class of directors to expire at the annual meeting of shareholders of the Corporation to be held in 2010. At each annual meeting of shareholders of the Corporation following such initial classification and election, except as provided herein and in Article 6 of the Certificate of Incorporation in the case of electing a successor to a Director elected by the Board of Directors to fill a vacancy occurring in the membership of the Board of directors, Directors elected to succeed those Directors whose terms expire at such annual meeting shall be elected for a term of office to expire at the third succeeding annual meeting of shareholders of the Corporation after their election. A nominee for election as a member of the Board of Directors shall be elected by a majority of the votes cast at a meeting of Stockholders, except as may be otherwise provided in the Certificate of Incorporation. Each Director shall hold office until the annual meeting specified above and until his successor shall have been duly chosen and qualified, or until he shall have resigned or been removed in the manner provided in Section 6 of this Article II. Other than persons in office as directors on such date, after January 1, 1998 no person who would be less than twenty-one (21) years of age or more than seventy-two (72) years of age on the date of taking office shall be elected as director. At the annual meeting of shareholders of the Corporation to be held in 2007 and each annual meeting of shareholders thereafter, any director who has attained the age of 72 prior to the date of an annual meeting of shareholders shall retire effective as of the date of such annual meeting, at which time a director may be elected to fill the unexpired portion of the term of office of the retired director.
     SECTION 2. CHAIRMAN AND VICE CHAIRMAN OF THE BOARD OF DIRECTORS. The Board of Directors may, in its discretion, elect from its members a Chairman of the Board of Directors. Such Chairman, when present, shall preside at all meetings of the Board of Directors, and in the absence of the President and Chief Executive Officer he shall call to order and preside at meetings of the Stockholders of the Corporation, and shall have such other powers and duties as the Board of Directors may from time to time prescribe. The Board of Directors may also, in its discretion, elect from its members a Vice Chairman of the Board of Directors. Such Vice Chairman shall, in the absence of the Chairman of the Board of Directors, have the powers of the Chairman of the Board of Directors and shall have such other powers and duties as the Board of Directors may from time to time prescribe.
     SECTION 3. MEETINGS OF DIRECTORS. Regular meetings of the Board of Directors shall be held at such places within or without the State of Alabama and at such times as the Board by vote may determine from time to time and if so determined, no notice thereof need be given. Special Meetings of the Board of Directors may be held at any time or place, either within or without the State of Alabama, whenever called by the Chairman of the Board of Directors, the Vice Chairman of the Board of Directors, the President and Chief Executive Officer, or by a majority of the Directors, notice thereof being given to each Director by the Secretary or an Assistant Secretary or officer calling the meeting, or at any time without formal notice provided all the Directors are present or those not present shall at any time waive or have waived notice thereof. Notice of special meetings, stating the time and place thereof, shall be given by mailing the same to each Director at his residence or business address at least two days before the meeting or by delivering the same to him personally, by electronic transmission, including facsimile or email, or by telephone not later than the day before the day on which the meeting is to be held, unless, in case of exigency, the Chairman of the Board of Directors or the President and Chief Executive Officer shall prescribe a shorter notice to be given personally or by telephoning or by electronic transmission, including facsimile or email, to each Director at his residence or business address. Such special meetings shall be held at such times and places as the notice thereof shall specify. No notice of adjourned meetings of the Board of Directors need be given. All regular and special meetings of the Board of Directors shall be general meetings, that is to say, open for the transaction of any business within the powers of the Corporation without special notice of such business, except in cases in which special notice is required by law, by the Certificate of Incorporation, by these Bylaws or by the call of such meeting.
     SECTION 4. QUORUM. At all meetings of the Board of Directors, a majority of the total number of the Directors in office (but not less than a third of the number fixed by these Bylaws) shall constitute a quorum for the transaction of business. Except in cases in which it is by law, by the Certificate of Incorporation, or by these Bylaws otherwise provided, a majority of such quorum shall decide any questions that may come before the meeting. In the absence of a quorum, the Directors present by majority vote may adjourn the meeting from time to time without notice other than by verbal announcement at the meeting until a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified, and at any such adjourned meeting at which a quorum shall not be present, business may be transacted to the extent allowed by law.
     SECTION 5. VACANCIES. Any vacancy occurring in the Board of Directors, including by reason of an increase in the number of Directors, may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board of Directors. A Director so elected to fill a vacancy shall be elected to serve until the next election of the class for which such Director shall have been chosen. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.
     SECTION 6. COMPENSATION. Directors who are not employees of the Corporation or its subsidiaries shall receive such compensation as members of the Board of Directors or committees thereof as may be fixed from time to time by resolution of the Board of Directors.
     SECTION 7. REMOVAL. Directors may be removed from office at any time, without cause, but only by the affirmative vote of at least seventy-five percent (75%) of the total number of votes entitled to be cast by the holders of all of the shares of capital stock of the Corporation then entitled to vote generally in the election of Directors. Directors may be removed from office at any time, with cause, in the manner provided by law. The holder of each share of capital stock entitled to vote thereon shall be entitled to cast the same number of votes as the holder of such shares is entitled to cast generally in the election of each Director.
ARTICLE III
COMMITTEES
     SECTION 1. EXECUTIVE COMMITTEE. The Board of Directors, by resolution adopted by a majority of the whole Board of Directors, may designate an Executive Committee of three or more Directors, one of whom shall be the President and Chief Executive Officer of the Corporation, one of whom shall be the Chairman of the Board of Directors, and one of whom shall be the Vice Chairman of the Board of Directors. The President and Chief Executive Officer shall be ex officio Chairman of the Committee. Except as otherwise provided by law, during the intervals between the meetings of the Board of Directors, the Executive Committee shall have and may exercise all of the powers of the Board of Directors in the management of the business and affairs of the Corporation. All action by the Executive Committee shall be reported to the Board of Directors at its meeting next succeeding such action. Vacancies in the Executive Committee shall be filled by the Board of Directors.
     SECTION 2. MEETINGS OF THE EXECUTIVE COMMITTEE. The Executive Committee may fix its own rules of procedure and shall meet at the call of the Chairman or any two (2) members of the Committee or by resolution of the Board of Directors. A majority of such Committee shall be necessary to constitute a quorum and such majority shall decide any questions that may come before the meeting.
     SECTION 3. OTHER COMMITTEES. The Board of Directors may by resolution designate such other standing or special committees as it deems desirable and discontinue the same at pleasure. Each such committee shall have such powers and perform such duties, not inconsistent with the law, as may be assigned to it by the Board of Directors.
     SECTION 4. NOTICE OF MEETINGS OF COMMITTEES. In addition to any other rules of procedure prescribed by each committee, notice of committee meetings may be given by mailing the same to each member of a committee at his residence or business address or by delivering the same to him personally or by telephoning or by electronic transmission, including facsimile or email, of the same to him at his residence or business address.

ARTICLE IV
OFFICERS
     SECTION 1. EXECUTIVE OFFICERS. The Executive officers of the Corporation shall be a President and Chief Executive Officer, one or more Vice Presidents, a Secretary, a Treasurer, and such other Executive Officers as may be elected pursuant to Section 6 of this Article IV. The officers shall be elected annually by the Board of Directors at its first meeting following the annual meeting of Stockholders, and each such officer shall hold office until the corresponding meeting in the next year and until his successor shall have been duly chosen and qualified, or until he shall have resigned or have been removed, in any manner provided in Section 10 of this Article IV. Any vacancy in any of the above offices shall be filled for the unexpired portion of the term by the Board of Directors, at any regular or special meeting.
     SECTION 2. PRESIDENT AND CHIEF EXECUTIVE OFFICER. The President and Chief Executive Officer shall be the chief executive officer of the Corporation. He shall, when present, preside at all meetings of the Stockholders; he shall have general charge and supervision of the business of the Corporation; he may sign with the Treasurer or an Assistant Treasurer, or with the Secretary or an Assistant Secretary, certificates of stock of the Corporation; he may sign and execute in the name of the Corporation all authorized deeds, mortgages, bonds, contracts or other instruments; and, in general, the President and Chief Executive Officer shall perform all duties incident to the office of a president and chief executive officer of a corporation, and such other duties as, from time to time, may be assigned to him by the Board of Directors.
     SECTION 3. VICE PRESIDENTS. Each Vice President shall have the power to sign all certificates of stock, bonds, deeds and contracts of the Corporation. Each Vice President shall perform such other duties and have such powers as the Board of Directors shall designate from time to time.
     SECTION 4. SECRETARY. The Secretary shall record the proceedings of the meetings of the Stockholders, of the Board of Directors, and if so appointed, of the Executive Committee, in books provided for that purpose; he shall see that all notices are duly given in accordance with the provisions of these Bylaws, or as required by law; he shall be custodian of, and responsible for authenticating, the records and shall be custodian of the corporate seal or seals of the Corporation; he shall see that the corporate seal is affixed to all documents, the execution of which, on behalf of the Corporation, under its seal, is duly authorized, and when so affixed may attest the same; he may sign, with the President and Chief Executive Officer or Vice President, certificates of stock of the Corporation; and in general, he shall perform all duties incident to the office of a secretary of a corporation, and such other duties as from time to time may be assigned to him by the Board of Directors.
     SECTION 5. TREASURER. The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit or cause to be deposited, in the name of the Corporation, all monies or other valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by the Board of Directors; he shall render to the President and Chief Executive Officer and to the Board of Directors, whenever requested, an account of the financial condition of the Corporation; he may sign, with the President and Chief Executive Officer or a Vice President, certificates of stock of the Corporation; and, in general, he shall perform all the duties incident to the office of a treasurer of a corporation, and such other duties as may be assigned to him by the Board of Directors.
     SECTION 6. ADDITIONAL EXECUTIVE OFFICERS. The Board of Directors may, in its discretion, from time to time elect such additional executive officers as it may deem appropriate, including, but not limited to, one or more Executive Vice Presidents, and one or more Senior Vice Presidents. Any additional executive officers elected by the Board of Directors shall have such powers and duties as may be assigned by the Board of Directors.
     SECTION 7. OTHER OFFICERS. The Board of Directors may elect one or more Assistant officers or other officers. Each Assistant officer or other officer, if any, shall hold office for such period and shall have such authority and perform such duties as the Board of Directors may prescribe.
     SECTION 8. PRESIDENT AND CHIEF EXECUTIVE OFFICER NOT TO HOLD CERTAIN OFFICES. The President and Chief Executive Officer shall not hold the office of Secretary or Treasurer of the Corporation.
     SECTION 9. COMPENSATION. The Board of Directors shall have power to fix the compensation of all officers of the Corporation.

     SECTION 10. REMOVAL. Any officer of the Corporation may be removed, with or without cause, by vote of the Board of Directors or by an Executive Officer upon whom such power of removal may have been conferred by the Board of Directors.
ARTICLE V
STOCK
     SECTION 1. CERTIFICATES. Each Stockholder shall be entitled to a certificate or certificates certifying the number and kind of shares owned by him, signed (either manually or in facsimile) in the name of and for and on behalf of the Corporation by the President and Chief Executive Officer or a Vice President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, and sealed with the seal of the Corporation or its facsimile. In case an officer or officers who shall have signed any such certificate or certificates shall cease to be such officer or officers whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates had not ceased to be such officer or officers. Stock certificates shall be in such form, not inconsistent with law or with the Certificate of Incorporation, as shall be approved by the Board of Directors.
     SECTION 2. TRANSFER OF SHARES. The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates of stock.
     SECTION 3. TRANSFER AGENTS AND REGISTRARS. The Corporation may have one or more Transfer Agents and one or more Registrars of its stock, whose respective duties the Board of Directors may, from time to time, define. No certificate of stock shall be valid until countersigned by a transfer agent, if the Corporation has a Transfer Agent, or until registered by a Registrar, if the Corporation has a Registrar. The duties of Transfer Agent and Registrar may be combined.
     SECTION 4. RECORD DATES. The Board of Directors shall have the authority to fix in advance a date, not exceeding sixty (60) days preceding (1) the date of any meeting of stockholders, (2) the date for the payment of any dividend, (3) the date for the allotment of rights, or (4) the date when any change or conversion of exchange of capital stock shall go into effect, as a record date for the determination of the Stockholders entitled, to notice of, or to vote at, any such meeting or entitled to receive payment of any such dividend or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, and in such case such Stockholders and only such Stockholders, as shall be Stockholders of record on the date so fixed, shall be entitled to such notice of, and to vote at such meeting, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.
     SECTION 5. LOSS OF CERTIFICATES. In case of the loss, mutilation or destruction of a certificate of stock, a duplicate certificate may be issued upon such terms as the Board of Directors shall prescribe.
ARTICLE VI
DIVIDENDS AND FINANCE
     SECTION 1. DIVIDENDS. Subject to the provisions of the Certificate of Incorporation, the Board of Directors may, in its discretion, declare what, if any, dividends shall be paid upon the stock of the Corporation, or upon any class of such stock. Except as otherwise provided by the Certificate of Incorporation, dividends shall be payable upon such dates as the Board of Directors may designate. Before payment of any dividend there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors, from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interests of the Corporation, and the directors may abolish any such reserve in the manner in which it was created.

     SECTION 2. FISCAL YEAR. The fiscal year of the Corporation shall be October 1 through September 30, unless otherwise provided by the Board of Directors.
ARTICLE VII
SUNDRY PROVISIONS
     SECTION 1. SEAL. The Corporate Seal of the Corporation shall bear the name of the Corporation and the words “CORPORATE SEAL — DELAWARE”. If deemed advisable by the Board of Directors, a duplicate seal or duplicate seals may be provided and kept for the necessary purposes of the Corporation.
     SECTION 2. BOOKS AND RECORDS. The Board of Directors may determine from time to time whether and if allowed, when and under what conditions and regulations, the books and records of the Corporation, or any of them, shall be open to the inspection of Stockholders, and the rights of Stockholders in this respect are and shall be limited accordingly, except as otherwise provided by law.
     SECTION 3. BONDS. The Board of Directors may require any officer, agent or employee of the Corporation to give a bond to the Corporation, conditioned upon the faithful discharge of his duties, with one or more sureties and in such amount as may be satisfactory to the Board of Directors.
     SECTION 4. VOTING UPON STOCK IN OTHER CORPORATIONS. Any stock in other corporations, which may from time to time be held by the Corporation, may be represented and voted at any meeting of Stockholders of such other corporations by the President and Chief Executive Officer or a Vice President of the Corporation or by proxy executed in the name of the Corporation by its President and Chief Executive Officer or a Vice President.
     SECTION 5. AMENDMENTS. These Bylaws may be altered, amended or repealed, or new Bylaws may be adopted, by the Board of Directors, provided that: (a) the Board of Directors may not alter, amend or repeal any Bylaw establishing what constitutes a quorum at Stockholders’ meetings, and (b) no Bylaw shall be altered, amended or repealed in a manner inconsistent with the provisions of Article 6 of the Certificate of Incorporation.
     SECTION 6. PRONOUNS. The masculine pronoun, as used in the Bylaws, means the masculine and feminine wherever applicable.
ARTICLE VIII
INDEMNIFICATION AND RELATED MATTERS
Each person who is or was a director or officer of the Corporation and who was or is a party or was or is threatened to be made a party to any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, including appeals, by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall be indemnified by the Corporation as a matter of right against any and all expenses (including attorneys’ fees) actually and reasonably incurred by him and against any and all claims, judgments, fines, penalties, liabilities and amounts paid in settlement actually incurred by him in defense of such claim, action, suit or proceeding, including appeals, to the full extent permitted by applicable law. The indemnification provided by this Section shall inure to the benefit of the heirs, executors and administrators of such person.
Expenses (including attorneys’ fees) incurred by a director or officer of the Corporation with respect to the defense of any such claim, action, suit or proceeding may be advanced by the Corporation prior to the final disposition of such claim, action suit or proceeding, as authorized by the Board of Directors in the specific case, upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if and to the extent it shall be ultimately determined that he is not entitled to be indemnified by the Corporation as authorized under this Article or applicable law; provided, however, that the advancement of such expenses shall not be deemed to be indemnification unless and until it shall ultimately be determined that such person is entitled to be indemnified by the Corporation.
The Corporation shall make such reports to its Stockholders regarding indemnification or advancement of expenses as may be required by law.
The Corporation may purchase and maintain insurance at the expense of the Corporation on behalf of any person who is or was a director, officer, employee or agent of the Corporation or any person who is or was serving at the request of the Corporation as a director (or the equivalent), officer, employee, agent or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability or expense (including attorneys’ fees) asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability or expense under this Section or otherwise.
The foregoing rights shall not be exclusive of any other rights to which such director or officer may otherwise be entitled and shall be available whether or not the director or officer continues to be a director or officer at the time of incurring any such expenses and liabilities.
If any word, clause or provision of the Bylaws or any indemnification made under Article VIII hereof shall for any reason be determined to be invalid, the provisions of the Bylaws shall not otherwise be affected thereby but shall remain in full force and effect.

EXHIBIT D
PROVISIONS OF ALABAMA BUSINESS CORPORATION ACT
RELATING TO DISSENTERS’ RIGHTS
ALABAMA CODE
TITLE 10. CORPORATIONS, PARTNERSHIPS AND ASSOCIATIONS
CHAPTER 2B. BUSINESS CORPORATIONS
ARTICLE 13. DISSENTERS’ RIGHTS
Section 10-2B-13.01. Definitions.
     (1) “Corporate action” means the filing of articles of merger or share exchange by the probate judge or Secretary of State, or other action giving legal effect to a transaction that is the subject of dissenters’ rights.
     (2) “Corporation” means the issuer of shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.
     (3) “Dissenter” means a shareholder who is entitled to dissent from corporate action under Section 10-2B-13.02 and who exercises that right when and in the manner required by Sections 10-2B-13.20 through 10-2B-13.28.
     (4) “Fair Value,” with respect to a dissenter’s shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.
     (5) “Interest” means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans, or, if none, at a rate that is fair and equitable under all circumstances.
     (6) “Record shareholder” means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.
     (7) “Beneficial shareholder” means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.
     (8) “Shareholder” means the record shareholder or the beneficial shareholder.
Section 10-2B-13.02. Right to dissent.
     (a) A shareholder is entitled to dissent from, and obtain payment of the fair value of his or her shares in the event of, any of the following corporate actions:
     (1) Consummation of a plan of merger to which the corporation is a party (i) if shareholder approval is required for the merger by Section 10-2B-11.03 or the articles of incorporation and the shareholder is entitled to vote on the merger or (ii) if the corporation is a subsidiary that is merged with its parent under Section 10-2B-11.04;
     (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;
     (3) Consummation of a sale or exchange by all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;
     (4) To the extent that the articles of incorporation of the corporation so provide, an amendment of the articles of incorporation that materially and adversely affects rights in respect to a dissenter’s shares because it:

     (i) Alters or abolishes a preferential right of the shares;
     (ii) Creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase of the shares;
     (iii) Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;
     (iv) Excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or
     (v) Reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under Section 10-2B-6.04; or
     (5) Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.
     (b) A shareholder entitled to dissent and obtain payment for shares under this chapter may not challenge the corporate action creating his or her entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.
Section 10-2B-13.03. Dissent by nominees and beneficial owners.
     (a) A record shareholder may assert dissenters’ rights as to fewer than all of the shares registered in his or her name only if he or she dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he or she asserts dissenters’ rights. The rights of a partial dissenter under this subsection are determined as if the shares to which he or she dissents and his or her other shares were registered in the names of different shareholders.
     (b) A beneficial shareholder may assert dissenters’ rights as to shares held on his or her behalf only if:
     (1) He or she submits to the corporation the record shareholder’s written consent to the dissent not later than the time the beneficial shareholder asserts dissenters’ rights; and
     (2) He or she does so with respect to all shares of which he or she is the beneficial shareholder or over which he or she has power to direct the vote.
Section 10-2B-13.20. Notice of dissenters’ rights.
     (a) If proposed corporate action creating dissenters’ rights under Section 10-2B-13.02 is submitted to a vote at a shareholders’ meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters’ rights under this article and be accompanied by a copy of this article.
     (b) If corporate action creating dissenters’ rights under Section 10-2B-13.02 is taken without a vote of shareholders, the corporation shall (1) notify in writing all shareholders entitled to assert dissenters’ rights that the action was taken; and (2) send them the dissenters’ notice described in Section 10-2B-13.22.
Section 10-2B-13.21. Notice of intent to demand payment.
     (a) If proposed corporate action creating dissenters’ rights under Section 10-2B-13.02 is submitted to a vote at a shareholder’s meeting, a shareholder who wishes to assert dissenters’ rights (1) must deliver to the corporation before the vote is taken written notice of his or her intent to demand payment or his or her shares if the proposed action is effectuated; and (2) must not vote his or her shares in favor of the proposed action.
     (b) A shareholder who does not satisfy the requirements of subsection (a) is not entitled to payment for his or her shares under this article.

Section 10-2B-13.22. Dissenters’ notice.
     (a) If proposed corporate action creating dissenters’ rights under Section 10-2B-13.02 is authorized at a shareholders’ meeting, the corporation shall deliver a written dissenters’ notice to all shareholders who satisfied the requirements of Section 10-2B-13.21.
     (b) The dissenters’ notice must be sent no later than 10 days after the corporate action was taken, and must:
     (1) State where the payment demand must be sent;
     (2) Inform holders of shares to what extent transfer of the shares will be restricted after the payment demand is received;
     (3) Supply a form for demanding payment;
     (4) Set a date by which the corporation must receive the payment demand, which date may not be fewer than 30 nor more than 60 days after the date the subsection (a) notice is delivered; and
     (5) Be accompanied by a copy of this article.
Section 10-2B-13.23. Duty to demand payment.
     (a) A shareholder sent a dissenters’ notice described in Section 10-2B-13.22 must demand payment in accordance with the terms of the dissenters’ notice.
     (b) The shareholder who demands payment retains all other rights of a shareholder until those rights are canceled or modified by the taking of the proposed corporate action.
     (c) A shareholder who does not demand payment by the date set in the dissenters’ notice is not entitled to payment for his or her shares under this article.
     (d) A shareholder who demands payment under subsection (a) may not thereafter withdraw that demand and accept the terms offered under the proposed corporate action unless the corporation shall consent thereto.
Section 10-2B-13.24. Share restrictions.
     (a) Within 20 days after making a formal payment demand, each shareholder demanding payment shall submit the certificate or certificates representing his or her shares to the corporation for (1) notation thereon by the corporation that such demand has been made and (2) return to the shareholder by the corporation.
     (b) The failure to submit his or her shares for notation shall, at the option of the corporation, terminate the shareholders’ rights under this article unless a court of competent jurisdiction, for good and sufficient cause, shall otherwise direct.
     (c) If shares represented by a certificate on which notation has been made shall be transferred, each new certificate issued therefor shall bear similar notation, together with the name of the original dissenting holder of such shares.
     (d) A transferee of such shares shall acquire by such transfer no rights in the corporation other than those which the original dissenting shareholder had after making demand for payment of the fair value thereof.
Section 10-2B-13.25. Offer of payment.
     (a) As soon as the proposed corporate action is taken, or upon receipt of a payment demand, the corporation shall offer to pay each dissenter who complied with Section 10-2B-13.23 the amount the corporation estimates to be the fair value of his or her shares, plus accrued interest.
     (b) The offer of payment must be accompanied by:

     (1) The corporation’s balance sheet as of the end of a fiscal year ending not more than 16 months before the date of the offer, an income statement for that year, and the latest available interim financial statements, if any;
     (2) A statement of the corporation’s estimate of the fair value of the shares;
     (3) An explanation of how the interest was calculated;
     (4) A statement of the dissenter’s right to demand payment under Section 10-2B-13.28; and
     (5) A copy of this article.
     (c) Each dissenter who agrees to accept the corporation’s offer of payment in full satisfaction of his or her demand must surrender to the corporation the certificate or certificates representing his or her shares in accordance with terms of the dissenters’ notice. Upon receiving the certificate or certificates, the corporation shall pay each dissenter the fair value of his or her shares, plus accrued interest, as provided in subsection (a). Upon receiving payment, a dissenting shareholder ceases to have any interest in the shares.
Section 10-2B-13.26. Failure to take corporate action.
     (a) If the corporation does not take the proposed action within 60 days after the date set for demanding payment, the corporation shall release the transfer restrictions imposed on shares.
     (b) If, after releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters’ notice under Section 10-2B-13.22 and repeat the payment demand procedure.
Section 10-2B-13.27. Reserved.
Section 10-2B-13.28. Procedure if shareholder dissatisfied with offer of payment.
     (a) A dissenter may notify the corporation in writing of his or her own estimate of the fair value of his or her shares and amount of interest due, and demand payment of his or her estimate, or reject the corporation’s offer under Section 10-2B-13.25 and demand payment of the fair value of his or her shares and interest due, if:
     (1) The dissenter believes that the amount offered under Section 10-2B-13.25 is less than the fair value of his or her shares or that the interest due is incorrectly calculated;
     (2) The corporation fails to make an offer under Section 10-2B-13.25 within 60 days after the date set for demanding payment; or
     (3) The corporation, having failed to take the proposed action, does not release the transfer restrictions imposed on shares within 60 days after the date set for demanding payment.
     (b) A dissenter waives his or her right to demand payment under this section unless he or she notifies the corporation or his or her demand in writing under subsection (a) within 30 days after the corporation offered payment for his or her shares.
Section 10-2B-13.30. Court action.
     (a) If a demand for payment under Section 10-2B-13.28 remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60 day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.
     (b) The corporation shall commence the proceeding in the circuit court of the county where the corporation’s principal office (or, if none in this state, its registered office) is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

     (c) The corporation shall make all dissenters (whether or not residents of this state) whose demands remain unsettled parties to the proceeding as in an action against their shares, and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided under the Alabama Rules of Civil Procedure.
     (d) After service is completed, the corporation shall deposit with the clerk of the court an amount sufficient to pay unsettled claims of all dissenters party to the action in an amount per share equal to its prior estimate of fair value, plus accrued interest, under Section 10-2B-13.25.
     (e) The jurisdiction of the court in which the proceeding is commenced under subsection (b) is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.
     (f) Each dissenter made a party to the proceeding is entitled to judgment for the amount the court finds to be the fair value of his or her shares, plus accrued interest. If the court’s determination as to the fair value of a dissenter’s shares, plus accrued interest, is higher than the amount estimated by the corporation and deposited with the clerk of the court pursuant to subsection (d), the corporation shall pay the excess to the dissenting shareholder. If the court’s determination as to fair value, plus accrued interest, of a dissenter’s shares is less than the amount estimated by the corporation and deposited with the clerk of the court pursuant to subsection (d), then the clerk shall return the balance of funds deposited, less any costs under Section 10-2B-13.31, to the corporation.
     (g) Upon payment of the judgment, and surrender to the corporation of the certificate or certificates representing the appraised shares, a dissenting shareholder ceases to have any interest in the shares.
Section 10-2B-13.31. Court costs and counsel fees.
     (a) The court in an appraisal proceeding commenced under Section 10-2B-13.30 shall determine all costs of the proceeding, including compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under Section 10-2B-13.28.
     (b) The court may also assess the reasonable fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:
     (1) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of Sections 10-2B-13.20 through 10-2B-13.28; or
     (2) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.
     (c) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.
Section 10-2B-13.32. Status of shares after payment.
     Shares acquired by a corporation pursuant to payment of the agreed value therefor or to payment of the judgment entered therefor, as in this chapter provided, may be held and disposed of by such corporation as in the case of other treasury shares, except that, in the case of a merger or share exchange, they may be held and disposed of as the plan of merger or share exchange may otherwise provide.

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☐	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

Proxy Solicited by the Board of Directors for Annual Meeting of Stockholders, January 26, 2007
The undersigned hereby appoints C.S. “Dean” Liollio and G. Edgar Downing, Jr., and each of them, as proxies, each with power of substitution and revocation, to vote at the Annual Meeting of Stockholders of EnergySouth, Inc. (the “Company”) to be held in the Auditorium of the Company at 2828 Dauphin Street, Mobile, Alabama on Friday, January 26, 2007, at 10:00 a.m., Central Standard Time, or at any adjournment or adjournments thereof, according to the number of votes that the undersigned would be able to cast if personally present at the Annual Meeting.
The shares represented by this Proxy will be voted in the manner directed herein by the undersigned stockholder. The proxies, or either one of them, are authorized, in their or his discretion to vote the shares of the undersigned stockholder represented by this Proxy in favor of an adjournment or adjournments of said meeting for the purpose of allowing time for additional solicitation of proxies.

IF NO SPECIFIC DIRECTION IS GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED “FOR” ALL OF THE DIRECTOR NOMINEES IDENTIFIED IN PROPOSAL 1 AND “FOR” PROPOSAL 2.
Election of Directors for a term expiring in 2010
1. The Board of Directors favors a vote FOR the listed nominees.

	For	Withhold		For	Withhold		For	Withhold

01 — C.S. “Dean” Liollio	☐	☐	02 — J.D. Woodward	☐	☐	03 — Robert H. Rouse	☐	☐
Issues
The Board of Directors favors a vote FOR the following proposal.

		For	Against	Abstain
2.	APPROVAL OF REINCORPORATION IN DELAWARE as described in proxy statement	☐	☐	☐

3.	In their discretion, the proxies are authorized to vote upon such other and further business as may properly come before the meeting or any and all adjournments thereof.
Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.
Please sign, date and mail this Proxy in the envelope provided. No postage is necessary if mailed in the United States.

Please sign exactly as the name appears hereon. If stock is held in the name of joint owners, each should sign. Attorneys, executors, administrators, guardians, trustees and corporate officers should so indicate.